    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2000


                                                      REGISTRATION NO. 333-95233

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           WFS FINANCIAL OWNER TRUSTS
                    (ISSUER WITH RESPECT TO THE SECURITIES)

                         WFS FINANCIAL AUTO LOANS, INC.


                 (CO-ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)



                CALIFORNIA                                    9999                                    33-0149603
     (STATE OR OTHER JURISDICTION OF                      (PRIMARY SIC                             (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                      CODE NUMBER)                          IDENTIFICATION NUMBER)



                                   23 PASTEUR


                            IRVINE, CALIFORNIA 92618


                                 (949) 727-1002


  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            ------------------------



                                  JOY SCHAEFER


                                   PRESIDENT


                         WFS FINANCIAL AUTO LOANS, INC.


                            6655 WEST SAHARA AVENUE


                            LAS VEGAS, NEVADA 89146


                                 (702) 227-8100


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------


                          WFS RECEIVABLES CORPORATION

                 (CO-ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)


                CALIFORNIA                                    9999                                    33-0885464
     (STATE OR OTHER JURISDICTION OF                      (PRIMARY SIC                             (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                      CODE NUMBER)                          IDENTIFICATION NUMBER)


                            6655 WEST SAHARA AVENUE

                            LAS VEGAS, NEVADA 89146

                                 (702) 227-8100

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DAVID A. GUAY
                                   PRESIDENT

                          WFS RECEIVABLES CORPORATION

                            6655 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89102
                                 (702) 227-8100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                    ANDREW E. KATZ, ESQ.                                          DALE W. LUM, ESQ.
              MITCHELL, SILBERBERG & KNUPP LLP                                     BROWN & WOOD LLP
                 11377 W. OLYMPIC BOULEVARD                                     555 CALIFORNIA STREET
             LOS ANGELES, CALIFORNIA 90064-1683                          SAN FRANCISCO, CALIFORNIA 94104-1715
                       (310) 312-2000                                               (415) 772-1200

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED              PROPOSED
TITLE OF EACH                                                               MAXIMUM               MAXIMUM              AMOUNT OF
CLASS OF SECURITIES                                 AMOUNT TO BE         OFFERING PRICE          AGGREGATE            REGISTRATION
TO BE REGISTERED                                     REGISTERED             PER UNIT           OFFERING PRICE             FEE*
------------------------------------------------------------------------------------------------------------------------------------
Auto Receivable Backed Securities...........       $3,500,000,000             100%             $3,500,000,000           $924,000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



* Estimated, pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit. This amount has been previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY CHANGE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 2000



SUBJECT TO COMPLETION, DATED OCTOBER 16, 2000

--------------------------------------------------------------------------------
$


AUTO RECEIVABLE BACKED NOTES


WFS FINANCIAL 2000-D OWNER TRUST

ISSUER


WFS RECEIVABLES CORPORATION

SELLER

WFS FINANCIAL INC
MASTER SERVICER
--------------------------------------------------------------------------------


The issuer will issue four classes of notes as listed below. The issuer will pay
interest quarterly on the 20th of                ,                ,
               and                . The first interest payment will be made on
               20, 2001.


Full and timely payment of the noteholders' distributable amount on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. Securityholders will not have recourse against that fund.


YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE PROSPECTUS. The securities are auto receivable backed securities issued by a trust. The securities are not obligations of WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation.



                         PRINCIPAL      INTEREST    FINAL SCHEDULED                         UNDERWRITING     PROCEEDS TO THE
        CLASS              AMOUNT         RATE     DISTRIBUTION DATE    PRICE TO PUBLIC      DISCOUNTS           SELLER
---------------------  --------------   --------   -----------------   -----------------   --------------   -----------------
A-1 Notes............  $                      %                                %                 %                  %
A-2 Notes............  $                      %                                %                 %                  %
A-3 Notes............  $                      %                                %                 %                  %
A-4 Notes............  $                      %                                %                 %                  %
                       --------------                                  -----------------   --------------
Total................  $                                                       $                 $                  $



The Price to Public and Proceeds to the Seller do not include accrued interest
due, if any, from           , 2000. The Proceeds to the Seller has not been
reduced by the Seller's expenses which are estimated to be        .


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or
about                   , 2000.

                                 [UNDERWRITERS]
THE DATE OF THIS PROSPECTUS SUPPLEMENT IS                , 2000.

                               TABLE OF CONTENTS



                                       PAGE
                                       ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT.........................   S-3
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................   S-3
SUMMARY OF TERMS.....................   S-4
  The Parties........................   S-4
  Important Dates....................   S-4
  The Securities.....................   S-5
  The Trust Property.................   S-5
  Repurchase of Contracts and
     Redemption of Securities........   S-8
  Tax Status.........................   S-9
  Eligibility for Purchase by Money
     Market Funds....................   S-9
  ERISA Considerations...............   S-9
RISK FACTORS.........................  S-10
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes.......  S-10
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California.........  S-10
GLOSSARY OF DEFINED TERMS............  S-11
FORMATION OF THE TRUST...............  S-11
  General............................  S-11
  Capitalization.....................  S-12
  The Owner Trustee..................  S-12
THE CONTRACTS POOL...................  S-12
  Distribution of Contracts by APR...  S-14
  Geographic Concentration of the
     Contracts.......................  S-15
WEIGHTED AVERAGE LIVES OF THE NOTES..  S-16
  Percentage of Initial Note Balance
     at Various ABS Percentages......  S-17
DELINQUENCY AND CONTRACT LOSS
  INFORMATION........................  S-19



                                       PAGE
                                       ----
USE OF PROCEEDS......................  S-20
THE NOTES............................  S-20
  General............................  S-20
  Payments of Interest...............  S-20
  Payments of Principal..............  S-21
  Optional Repurchase of Contracts...  S-22
  Optional Purchase..................  S-22
  The Indenture Trustee..............  S-22
  Events of Default..................  S-23
CERTAIN INFORMATION REGARDING THE
  SECURITIES.........................  S-24
  Payments on the Contracts..........  S-24
  Distributions on the Notes.........  S-24
  Payment Priorities of the Notes;
     The Spread Account..............  S-25
  Withdrawals from the Spread Account
     and Under the Note Policy.......  S-27
  Termination........................  S-27
  Prepayment Considerations..........  S-27
CAPITALIZATION OF FINANCIAL SECURITY
  ASSURANCE INC......................  S-28
THE SELLER...........................  S-28
  Breach of Representations and
     Warranties; Defective Contract
     Documentation...................  S-29
WFS..................................  S-29
  General............................  S-29
  Business Activities................  S-30
  Litigation.........................  S-30
WESTERN FINANCIAL BANK...............  S-30
  General............................  S-30
  Business Activities................  S-30
UNDERWRITING.........................  S-31
LEGAL MATTERS........................  S-32
EXPERTS..............................  S-32
INCORPORATION BY REFERENCE...........  S-32
GLOSSARY.............................  S-34

                       IMPORTANT NOTICE ABOUT INFORMATION


                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT



     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying
prospectus dated           , 2000 which provides general information, some of
which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.


     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of your series of notes. We have not authorized anyone to provide you with different information.


     If you purchase notes, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on WFS' website at www.wfsfinancial.com.



                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS


     We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.


     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents on the preceding page.


     To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.

     WFS, as master servicer, will provide without charge to each person, including any beneficial owner of notes, to whom a copy of this prospectus supplement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949)727-1002.

                                SUMMARY OF TERMS


     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:


The Issuer.................  WFS Financial 2000-D Owner Trust, or the trust



Seller.....................  WFS Receivables Corporation, or WFSRC


Master Servicer............  WFS Financial Inc, or WFS

The Insurer................  Financial Security Assurance, Inc., or Financial
                             Security

Indenture Trustee..........  Bankers Trust Company

Owner Trustee..............  Chase Manhattan Bank USA, N.A.

IMPORTANT DATES:


Statistical Calculation
   Date....................              , 2000



Cut-Off Date...............              , 2000



Closing Date...............  Expected to be             , 2000



Distribution Dates.........  Payments of interest and principal will be made on
                             the notes on each             20,             20,
                                         20 and             20, commencing on
                                               , 2001. If any of those days is
                             not a business day, payment will be made on the next succeeding business day. Principal will be paid in order to the earliest maturing class of notes until that class is paid in full.



Final Scheduled
   Distribution Dates......  If not paid earlier, the outstanding principal balance of the Class A-1 Notes will be paid on
                                               , 200 , of the Class A-2 Notes
                             will be paid on                   , 200 , of the
                             Class A-3 Notes will be paid on                   ,
                             200 , and of the Class A-4 Notes will be paid on
                                               , 200 . If any of those days is
                             not a business day, payment will be made on the next succeeding business day.

THE SECURITIES:


The Notes..................  The WFS Financial 2000-D Owner Trust Auto
                             Receivable Backed Notes will represent obligations of the trust secured by the assets of the trust. The notes will be issued in four classes and will bear fixed interest at the rates and calculated in the manner described below under "The Terms of the Notes".



The Certificates...........  The trust will issue to the seller WFS Financial
                             2000-D Owner Trust Auto Receivable Backed
                             Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates issued by the trust will be subordinated to payments on the notes.


     THE TERMS OF THE NOTES


                       INTEREST    INTEREST
NOTE     PRINCIPAL     RATE PER    ACCRUAL      FINAL SCHEDULED
CLASS      AMOUNT       ANNUM       METHOD     DISTRIBUTION DATE
-----   ------------   --------   ----------   -----------------
A-1..   $                    %    actual/360               , 200
A-2..   $                    %      30/360                 , 200
A-3..   $                    %      30/360                 , 200
A-4..   $                    %      30/360                 , 200



    It is a condition to the offering of the notes that the Class A-1 Notes be rated P-1/A-1+ and that the Class A-2, A-3 and A-4 Notes be rated Aaa/AAA. These ratings will be obtained from Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Moody's and Standard & Poor's are the rating agencies. However, a rating agency in its discretion may lower or withdraw its rating in the future.


     PRIORITY OF PRINCIPAL PAYMENTS

     Principal of the notes will be paid on each distribution date in the following order:

               - to the Class A-1 Notes until the Class A-1 Notes are paid in full;

               - to the Class A-2 Notes until the Class A-2 Notes are paid in full;

               - to the Class A-3 Notes until the Class A-3 Notes are paid in full; and

               - to the Class A-4 Notes until the Class A-4 Notes are paid in full.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by

WFS, all of which are secured by new or used automobiles or light duty trucks;

                             - the funds in the spread account; and


                             - an insurance policy written by Financial Security
                               guaranteeing to the indenture trustee all payments of principal and interest to be made to holders of the notes.


     THE CONTRACTS

                                   [GRAPHIC]


     - The trust receives the right to payments due under the contracts on and
       after                , 2000. The aggregate principal amount of the
       contracts in                , 2000 is $               .


     - The contracts are secured by first liens on the vehicles purchased under each contract.


     - The contracts will have an expected weighted average annual percentage
       rate of approximately       % and an expected weighted average remaining
       maturity of approximately       months.



     - Approximately       % of the aggregate principal amount of the contracts
       will be Rule of 78's contracts and approximately       % will be simple
       interest contracts.

     THE SPREAD ACCOUNT


     The spread account is a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. The spread account will be part of the trust. It will be created
with either an initial cash deposit in the amount of $            , or the
delivery of a letter of credit in favor of the trust acceptable to Financial Security and the rating agencies. On any distribution date, funds will be distributed to you to cover any shortfalls in interest and principal required to be paid on the notes, first from the spread account, and then from amounts available under the letter of credit. The funds in the spread account will be supplemented on each distribution date by any funds in the collection account remaining after making all of the payments necessary on that distribution date. The funds in the spread account will be supplemented until they are at least
equal to    % or    % of the sum of the remaining principal balance of the
simple interest contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's contracts. The amount of funds required to be in the spread account will depend upon loss and delinquency triggers.


     If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

     - to Financial Security, to the extent of any unreimbursed amounts due to it,


     - to the party making any initial deposit, until it has received an amount equal to the spread account initial deposit,



     - to the Seller or any other holder of the certificates.


You will have no further rights to any excess cash paid to any of these entities.

     THE NOTE POLICY


     On the closing date, Financial Security will issue a financial guaranty insurance policy, known as the note policy, for the indirect benefit of the holders of the notes. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the indenture trustee the payments of interest and principal due on the notes during the term of the note policy.



     If, based upon a report due to the indenture trustee five days prior to a distribution date, it appears that insufficient funds will be available to pay to the holders of the notes on that distribution date the full amount of the payment which will then be due to them, that shortfall will be paid first by drawing upon funds in the spread account, second, by a claim upon the letter of credit and third by a claim upon the note policy. To the extent any claim is made upon the note policy, it is anticipated that the amount of that claim will be distributed on that distribution date. Only the indenture trustee may make a claim under the note policy. Financial Security's obligations under the note policy upon a claim will be complete upon its payment of the amounts due under the claim to the indenture trustee. Note holders will have no rights directly under the note policy against Financial Security.


REPURCHASE OF CONTRACTS AND REDEMPTION OF SECURITIES:


     OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC



     WFSRC will have the option to repurchase all of the contracts it has transferred to the trust on any distribution date as of which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's contracts it has transferred to the trust is equal to or less than
$            . If WFSRC exercises its option to repurchase the contracts, WFSRC will pay the trust a price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes. WFSRC will also pay a repurchase premium in an amount equal to a fraction of the scheduled balances of the contracts being repurchased. See "The Notes -- Optional Repurchase of Contracts by WFSRC -- Calculation of Repurchase Premium".


     OPTIONAL PURCHASE


     At any distribution date at which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's
contracts transferred to the trust is equal to or less than $            , WFSRC
may purchase all of the contracts then outstanding that it has transferred to the Trust without payment of a repurchase premium.


     PREPAYMENT AND REDEMPTION FOLLOWING OPTIONAL REPURCHASE OR OPTIONAL
     PURCHASE


     If WFSRC exercises its option to repurchase or purchase the contracts,


     - the amount received upon repurchase equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes will be treated as collections and distributed to the holders of the notes in addition to the distributions to which the holders would then otherwise be entitled to receive,

     - the amount received by the trust as the repurchase premium will be distributed on the related distribution date, pro rata, to the holders of the notes following all other payments made on the distribution date on which the distribution occurs other than the amount paid equal to the scheduled balances of the repurchased contracts, and


     - the contracts will be transferred back to WFSRC on that distribution date and the trust will be terminated.

     MANDATORY REDEMPTION

     The notes may be accelerated if an event of default has occurred and is continuing under the indenture. If an insurer default has occurred and is continuing and an event of default has occurred and is continuing, the indenture trustee may be permitted to accelerate the notes. If an event of default has occurred and is continuing but no insurer default has occurred and is continuing, Financial Security will have the right, in addition to its obligation to make scheduled payments on the notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the notes. If the notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes, as discussed in further detail in the prospectus:


     - the notes will be characterized as debt, and


     - the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY MONEY MARKET FUNDS:

     The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:


     The notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in the prospectus and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS


     In addition to the risk factors beginning on page 9 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the notes be rated as follows:

                                                             STANDARD &
                                                MOODY'S        POOR'S
                                                -------   -----------------
Class A-1 Notes.............................      P-1           A-1+
Class A-2, Class A-3 and Class A-4 Notes....      Aaa            AAA


     The rating by Standard & Poor's of the Class A-1 Notes will be issued without regard to the benefit afforded by the note policy. The ratings by Standard & Poor's of all classes of notes other than Class A-1 Notes as well as the ratings by Moody's of the notes will be based on the issuance of the note policy by Financial Security. In addition, the ratings by the Moody's and Standard & Poor's of the notes do not address whether WFSRC will exercise its option to repurchase the contracts and, upon exercise of that option, whether the repurchase premium will be paid.


     Moody's and Standard & Poor's can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed (including, except with respect to Standard & Poor's rating of the Class A-1 Notes, as a result of any change in the claims-paying ability of Financial Security). A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related notes.

     A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody's and Standard & Poor's of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA


     As of                , 2000, WFS' records indicate that       % of the
aggregate principal balance of the contracts will be from contracts originating
in California. No other state accounted for more than       % of the aggregate
principal balance of the contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the contracts.

                           GLOSSARY OF DEFINED TERMS



     A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-34 of this prospectus supplement.



                             FORMATION OF THE TRUST


GENERAL

     The following information regarding the trust supplements the information in the prospectus under "Formation of the Trust".

     The trust will be a business trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with a trust agreement which will be amended and restated as of the date of initial issuance of the notes, which date is also known as the closing date. All references in this prospectus supplement to the trust agreement is to the amended and restated trust agreement.


     On or before the closing date, WFS will sell and assign the contracts, each of which is an installment sales contract or installment loan secured by a financed vehicle which is a new or used automobile or light duty truck, to WFSRC. WFSRC will transfer and assign the contracts directly to the trust on the closing date. The trust will be established by the transfer and assignment of contracts by WFSRC to the trust on the closing date. Certificates representing WFSRC's beneficial interest in the trust will be issued by the trust to WFSRC as additional consideration for the contracts. Although the transfer of contracts by WFSRC to the trust will be treated as a financing rather than as a sale of those contracts for accounting purposes, WFSRC is referred to as the seller. The indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the contracts. WFS will act as master servicer of the contracts and will receive compensation and fees for those services. See "The Master Servicer -- Servicing Compensation" in the prospectus. WFS, as master servicer, may retain physical possession of the original executed contracts, and certain other documents or instruments relating to the contracts, as custodian for the owner trustee in accordance with the sale and servicing agreement, or may employ one or more subservicers as custodians.



     In order to protect the trust's ownership and security interests in the contracts, the trust's interests in the contracts will be perfected by WFSRC filing UCC-1 financing statements in the States of California and Nevada to give notice of the trust's ownership of and security interests in the contracts. Under the sale and servicing agreement and the indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the contracts. Neither the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any contract. WFS will not physically segregate the contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the contracts with notice of the sale to WFSRC or by the seller to the trust. See "Certain Legal Aspects of the Contracts" in the prospectus.



     Simultaneously with the issuance of the notes, Financial Security will issue the note policy to the indenture trustee for the benefit of the holders of the notes. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the holders of the notes full and complete payment of the scheduled payments for each distribution date, but not payment upon a default of WFSRC upon exercise of its option to repurchase or purchase the contracts. Financial Security will have a lien on the contracts and other documents relating to the contracts subordinate to the interest of the holders of the notes, which lien cannot be executed upon until all required payments under the note policy have been made. See "The Note Policy" in the prospectus.

     The trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank USA, N.A, as owner trustee, at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION

     The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes had taken place on that date:


Class A-1 Notes...........................................  $
Class A-2 Notes...........................................
Class A-3 Notes...........................................
Class A-4 Notes...........................................
                                                            --------------
  Total...................................................  $


THE OWNER TRUSTEE

     Chase Manhattan Bank USA, N.A. will be the owner trustee under the trust agreement. Chase Manhattan Bank USA, N.A. is a Delaware corporation and its corporate trust office is located at 1201 Market Street, Wilmington, Delaware 19801.

     The owner trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".


                               THE CONTRACTS POOL



     Each contract is a retail installment sales contract secured by a financed vehicle originated by a new or used car dealer located in California or one of the other states listed in the table on S-15 or an installment loan secured by a financed vehicle. Most of the contracts were purchased by WFS from dealers;
however, contracts representing no more than   % of the cut-off date aggregate
scheduled balance are installment loans originated by WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Except as otherwise noted, all references in this prospectus supplement to contracts include installment loans.



     WFS will select the contracts from its portfolio of fixed-interest rate contracts. The contracts transferred to the trust were underwritten and purchased or originated by WFS in the ordinary course of its business operations. The information concerning the contracts presented in this
prospectus supplement is as of           , 2000. While the characteristics of
the contracts transferred to the trust at the closing date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The interest rate borne by substantially all of the contracts will not be less than the weighted average of the interest rates on the closing date plus the servicing fee percent.



                                                                  CONTRACTS
                                                                IN THE TRUST
                                                              -----------------
Outstanding Principal Balance...............................  $
  Minimum...................................................  $
  Maximum...................................................  $
  Average...................................................  $
Number of Contracts.........................................
Financed Vehicles
  Percentage of New Vehicles................................                   %
  Percentage of Used Vehicles...............................                   %
  Percentage of Automobiles.................................                   %
  Percentage of Light Duty Trucks...........................                   %
Percentage of Rule of 78's Contracts........................                   %
Percentage of Simple Interest Contracts.....................                   %
Annual Percentage Rate
  Minimum...................................................                   %
  Maximum...................................................                   %
  Weighted Average..........................................                   %
Remaining Maturities
  Minimum...................................................                    Mont
  Maximum...................................................                    Mont
  Weighted Average..........................................                    Mont
Original Maturities
  Minimum...................................................                    Mont
  Maximum...................................................                    Mont
  Weighted Average..........................................                    Mont
  Percent over 60 Months....................................                   %


     Each of the contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest method. The amortization of the Rule of 78's contracts will result in the outstanding principal balance on each of those contracts being in excess of the scheduled balance of that contract. For purposes of the trust, all Rule of 78's contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's contract.

     The following table provides information about the contracts relating to their annual percentage rate. While the characteristics of the contracts transferred to the trust at the closing date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The percentages may not add to 100.00% due to rounding.


                        DISTRIBUTION OF CONTRACTS BY APR



                                                                                 PERCENTAGE OF
                                                                 AGGREGATE         AGGREGATE
                                                 NUMBER OF       PRINCIPAL         PRINCIPAL
                 CONTRACT APR                    CONTRACTS        BALANCE           BALANCE
                 ------------                    ---------   -----------------   -------------
5.000% - 5.999%................................              $                            %
6.000% - 6.999%................................                                           %
7.000% - 7.999%................................                                           %
8.000% - 8.999%................................                                           %
9.000% - 9.999%................................                                           %
10.000% - 10.999%..............................                                           %
11.000% - 11.999%..............................                                           %
12.000% - 12.999%..............................                                           %
13.000% - 13.999%..............................                                           %
14.000% - 14.999%..............................                                           %
15.000% - 15.999%..............................                                           %
16.000% - 16.999%..............................                                           %
17.000% - 17.999%..............................                                           %
18.000% - 18.999%..............................                                           %
19.000% - 19.999%..............................                                           %
20.000% - 20.999%..............................                                           %
21.000% - 21.999%..............................                                           %
22.000% - 22.999%..............................                                           %
23.000% - 23.999%..............................                                           %
24.000% - 24.999%..............................                                           %
25.000% - 25.999%..............................                                           %
26.000% - 26.999%..............................                                           %
27.000% - 27.999%..............................                                           %
28.000% - 28.999%..............................                                           %
29.000% - 29.999%..............................                                           %
30.000% - 30.999%..............................                                           %
                                                 ---------   -----------------      ------
  Total:.......................................              $                            %

     The following table provides information based upon the state in which the new or used car dealer which originated a contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located. While the characteristics of the contracts transferred to the trust at the closing date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The percentage may not add to 100.00% due to rounding.


                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS



                                             AGGREGATE          PERCENTAGE OF
                             NUMBER OF       PRINCIPAL       AGGREGATE PRINCIPAL
              STATE          CONTRACTS        BALANCE             BALANCES
              -----          ---------   -----------------   -------------------
      California...........              $                               %
      Arizona..............                                              %
      Washington...........                                              %
      Florida..............                                              %
      Ohio.................                                              %
      Texas................                                              %
      Oregon...............                                              %
      Colorado.............                                              %
      Nevada...............                                              %
      North Carolina.......                                              %
      Virginia.............                                              %
      South Carolina.......                                              %
      Tennessee............                                              %
      Illinois.............                                              %
      Georgia..............                                              %
      Missouri.............                                              %
      Utah.................                                              %
      Alabama..............                                              %
      Idaho................                                              %
      Michigan.............                                              %
      Pennsylvania.........                                              %
      Wisconsin............                                              %
      Kentucky.............                                              %
      Maryland.............                                              %
      New Jersey...........                                              %
      Indiana..............                                              %
      Delaware.............                                              %
      Kansas...............                                              %
      Massachusetts........                                              %
      West Virginia........                                              %
      Mississippi..........                                              %
      Oklahoma.............                                              %
      Iowa.................                                              %
      Connecticut..........                                              %
      New Mexico...........                                              %
      Minnesota............                                              %
      New Hampshire........                                              %
      Nebraska.............                                              %
      Wyoming..............                                              %
      Rhode Island.........                                              %
      Maine................                                              %
      New York.............                                              %
      Hawaii...............                                              %
                              ------     -----------------         ------
      Total................              $                               %

                      WEIGHTED AVERAGE LIVES OF THE NOTES


     Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts transferred to the trust.

     As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur significantly earlier than its final scheduled distribution date. Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of those notes.

     The table captioned "Percentage of Initial Note Balance at Various ABS Percentages" is referred to as the ABS Table and has been prepared on the basis of the characteristics of the contracts described under "The Contracts Pool". The ABS Table assumes that:

     - the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - the monthly principal and interest payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the notes on each distribution date (and each such date is assumed to be the twentieth day of each applicable month),


     - WFSRC does not exercise its option to repurchase the contracts, and



     - WFSRC exercises its optional purchase right on the earliest distribution date on which that option may be exercised.


     The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

     The ABS Table also assumes that the contracts have been aggregated into hypothetical pools with all of the contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools, which is based on the Aggregate Scheduled Balance, annual percentage rate, original term to maturity and remaining term to maturity as of the assumed cut-off date will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                                  REMAINING     ORIGINAL
                                        AGGREGATE                   TERM          TERM
                                        PRINCIPAL                TO MATURITY   TO MATURITY
             SUBPOOLS                    BALANCE         APR     (IN MONTHS)   (IN MONTHS)
             --------               -----------------   ------   -----------   -----------
   1..............................  $                         %
   2..............................  $                         %
   3..............................  $                         %
   4..............................  $                         %
   5..............................  $                         %
   6..............................  $                         %
   7..............................  $                         %
   8..............................  $                         %
   9..............................  $                         %
 10...............................  $                         %
 11...............................  $                         %
 12...............................  $                         %
 13...............................  $                         %
 14...............................  $                         %
 15...............................  $                         %
                                    -----------------
   Total                            $



     The actual characteristics and performance of the contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant ABS rate until maturity or that all of the contracts will prepay at the same ABS rate. Moreover, the diverse terms of contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.



         PERCENTAGE OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES


                            CLASS A-1 NOTES              CLASS A-2 NOTES              CLASS A-3 NOTES
                       -------------------------    -------------------------    -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----    ----   ----   ----   ----    ----   ----   ----   ----
Initial..............
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
WEIGHTED AVERAGE LIFE
 (YEARS).............

                            CLASS A-4 NOTES
                       -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----
Initial..............
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
WEIGHTED AVERAGE LIFE
 (YEARS).............

     The weighted average life of a note is determined for the above table by
(x) multiplying the amount of each principal payment on a note by the number of periods (months) from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note. This calculation assumes that WFSRC does not exercise its option to repurchase the contracts but that it will exercise its optional purchase right.



     This table has been prepared based on the assumptions described on Page S-16 and S-17 including the assumptions regarding the characteristics and performance of the contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION



     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, at December 31, 1995 through 1999 and at June 30, 2000 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, for the years ended December 31, 1995 through 1999 and for the six month period ending June 30, 2000. There is no assurance that the future delinquency and loss experience of the contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78's contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to charge-off all contracts when they become 120 days delinquent, whether that contract is owned by WFS or serviced by WFS for others. WFS believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.


                        CONTRACT DELINQUENCY EXPERIENCE

                              JUNE 30,                                                                SEPTEMBER 31,
                                2000                     1999                     1998                     1997
                       ----------------------   ----------------------   ----------------------   ----------------------
                        NUMBER                   NUMBER                   NUMBER                   NUMBER
                          OF                       OF                       OF                       OF
                       CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                       ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                            (DOLLARS IN THOUSANDS)
Contracts serviced...   568,900    $6,071,044    524,709    $5,354,385    464,257    $4,367,099    408,958    $3,680,817
                        =======    ==========    =======    ==========    =======    ==========    =======    ==========
Period of delinquency
 31 - 59 days........    10,366    $   93,234     12,868    $  107,416     13,885    $  112,208      6,605    $   54,450
 60 - 89 days........     2,898        26,094      3,511        29,738      3,966        32,100      2,161        18,652
 90 days or more.....     1,230        11,411      1,711        14,872      1,768        14,441        918         7,762
                        -------    ----------    -------    ----------    -------    ----------    -------    ----------
  Total contracts and
    amount
    delinquent.......    14,494    $  130,739     18,090    $  152,026     19,619    $  158,749      9,684    $   80,864
                        =======    ==========    =======    ==========    =======    ==========    =======    ==========
Delinquencies as a
 percentage of number
 and amount of
 contracts
 outstanding.........      2.55%         2.15%      3.45%         2.84%      4.23%         3.64%      2.37%         2.20%


                                1996                     1995
                       ----------------------   ----------------------
                        NUMBER                   NUMBER
                          OF                       OF
                       CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                       ---------   ----------   ---------   ----------
                                   (DOLLARS IN THOUSANDS)
Contracts serviced...   341,486    $3,046,585    258,665    $2,209,594
                        =======    ==========    =======    ==========
Period of delinquency
 31 - 59 days........     4,511    $   38,173      2,180    $   18,557
 60 - 89 days........     1,305        11,470        690         6,143
 90 days or more.....       567         5,144        308         2,701
                        -------    ----------    -------    ----------
  Total contracts and
    amount
    delinquent.......     6,383    $   54,787      3,178    $   27,401
                        =======    ==========    =======    ==========
Delinquencies as a
 percentage of number
 and amount of
 contracts
 outstanding.........      1.87%         1.80%      1.23%         1.24%


                            CONTRACT LOSS EXPERIENCE


                                                 FOR THE SIX
                                                    MONTHS
                                                    ENDED
                                                   JUNE 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                                 ------------   --------------------------------------------------------------
                                                     2000          1999         1998         1997         1996         1995
                                                 ------------   ----------   ----------   ----------   ----------   ----------
                                                                            (DOLLARS IN THOUSANDS)
Contracts serviced
 At end of period..............................   $6,071,044    $5,354,385   $4,367,099   $3,680,817   $3,046,585   $2,209,594
                                                  ==========    ==========   ==========   ==========   ==========   ==========
 Average during period.........................   $5,658,044    $4,839,514   $4,006,185   $3,383,570   $2,627,622   $1,886,359
                                                  ==========    ==========   ==========   ==========   ==========   ==========
 Gross charge offs of contracts during
   period......................................   $   72,699    $  150,518   $  173,422   $  136,773   $   86,464   $   48,999
 Recoveries of contracts charged off in current
   and prior periods...........................       25,475        47,581       36,230       34,634       25,946       18,715
                                                  ----------    ----------   ----------   ----------   ----------   ----------
 Net charge offs...............................   $   47,224    $  102,937   $  137,192   $  102,139   $   60,518   $   30,284
                                                  ==========    ==========   ==========   ==========   ==========   ==========
 Net charge offs as a percentage of contracts
   outstanding during period (annualized)......         1.67%         2.13%        3.42%        3.02%        2.30%        1.61%



     Net charge-offs as a percentage of contracts outstanding for contracts originated and serviced by WFS increased from 3.02% in 1997 to 3.42% in 1998 and decreased to 2.13% in 1999, an increase and decrease of 13.25% and 37.7%, respectively. Net charge-offs as a percentage of contracts outstanding for contracts originated or purchased and serviced by WFS further decreased to 1.67% in the first half of 2000, a 22% decrease from 1999.

Delinquencies, as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Delinquencies, as a percentage of amount of contracts outstanding decreased further during the first half of 2000 to 2.15%, a decrease of 24% from year end 1999. The decrease in loss and delinquency experience in the first half of 2000 and in 1999 resulted from WFS increasing the percentage of contracts originally underwritten at the higher end of the prime credit quality spectrum and completion of WFS' restructuring efforts. Loss and delinquency experience during 1998 and 1997 for contracts originated and serviced by WFS was impacted by a variety of factors including an increase in the percentage of the outstanding contracts which were originally underwritten in 1997 and 1998 at the lower end of the prime credit quality spectrum, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. As the characteristics of the contracts transferred to the trust may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these contracts will be similar.



                                USE OF PROCEEDS



     WFSRC will apply the net proceeds from the sale of the notes -- the proceeds of the public offering of the notes minus expenses relating to the offering -- to the purchase of the contracts from WFS.



                                   THE NOTES


GENERAL


     The notes will be issued pursuant to an indenture between the trust and the
indenture trustee to be dated as of                , 2000, a form of which has
been filed as an exhibit to the registration statement. You can obtain a copy of the indenture, without exhibits, by writing to the indenture trustee at its corporate trust office. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the indenture and the notes. You should, however, review the provisions of the notes and the indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the notes or the indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.



     Distributions of interest and principal on the notes will be made on
quarterly distribution dates of           20,           20,           20 and
          20 of each year or, if any of these days is not a business day, on the
next succeeding business day, commencing                , 2001. Payments on the
notes on each distribution date will be paid to the holders of record of the related notes on the business day immediately preceding that distribution date or, in the event that definitive notes are issued, as of the 15th day of the month immediately preceding the month in which that distribution date occurs.


PAYMENTS OF INTEREST

     Interest on each class of notes will accrue at the interest rate applicable to that class from each distribution date to the day preceding the next distribution date, or from the closing date with respect to the first distribution date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.

Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate set forth under "Summary of Terms -- The Securities -- The Terms of the Notes". Interest payments on the notes will be made from Net Collections after all accrued and unpaid trustees' fees and other administrative fees of the trust and payment of all applicable servicing compensation to the master servicer have been paid. See "Certain Information Regarding the Securities -- Distributions on the
Notes -- Deposits to the Distribution Accounts; Priority of Payments".


PAYMENTS OF PRINCIPAL


     Principal payments will be made to the Holders of the Notes, to the extent described below, on each distribution date in an amount equal to the related Note Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the
Notes -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the notes will be made from Net Collections after all fees and expenses have been paid to the trustees, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".


     Principal payments on the notes on each distribution date from the note distribution account will be made in the following order:

          (1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

          (3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero; and

          (4) to the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero.

     To the extent not previously paid prior to such dates, the outstanding principal amount of each class of notes will be paid on the related final scheduled distribution date set forth under "Summary of Terms -- The
Securities -- The Terms of the Notes". The final scheduled distribution date for a class of notes represents the last day on which the outstanding principal amount of the related notes will be paid. In no event may the principal paid in respect of a class of notes exceed the unpaid principal balance of that class of notes. See "Certain Information Regarding the Securities -- Distributions on the Notes -- Deposits to the Distribution Accounts; Priority of Payments".

     The actual date on which the outstanding principal amount of any class of notes is paid may be earlier than its final scheduled distribution date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations", "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus and "The
Sellers -- Breach of Representations and Warranties; Defective Contract Documentation".


     All payments in respect of the certificates issued to WFSRC will be subordinated to payments on the notes. Payments on the certificates will only be made from funds released from the spread account. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account and Under the Note Policy".

OPTIONAL REPURCHASE OF CONTRACTS


     If WFSRC exercises its option to repurchase the contracts transferred to the trust, it will give not less than 15 days' notice to the trustee and will affect the repurchase at the next following distribution date. The repurchase price payable by WFSRC will be equal to the sum (i) of the base price, which is the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of note, and (ii) the repurchase premium described in the next paragraph.



     Calculation of Repurchase Premium. The repurchase premium payable by WFSRC in connection with an exercise of its option to repurchase will be a fraction of the base price:



                  IF THE BASE PRICE IS:                      THE REPURCHASE PREMIUM IS:
  -----------------------------------------------------      ---------------------------
  $          or less, but more than $          ,             2% of the Base Price

  equal to or less than $          , but more than           1% of the Base Price
    $          ,

  equal to or less than $                                    zero


     The base price will be treated as collections and distributed to the holders of the notes in the order of priority specified above under "-- Payments of Interest" and "-- Payments of Principal" in addition to the distributions to which the noteholders would then otherwise be entitled to receive.


     In addition to any distribution which those holders are otherwise then entitled to receive, the repurchase premium will be distributed on a pro rata basis after giving effect to distributions on that distribution date other than distributions of the base price, to the holders of record as of the related record date for the distribution date on which WFSRC is repurchasing the contracts it has transferred to the trust. The repurchased contracts will be transferred back to WFSRC. Upon payment to noteholders of the base price and repurchase premium, all outstanding notes will be paid in full and the trust will be terminated.


OPTIONAL PURCHASE


     Each class of outstanding notes will be subject to redemption in whole, but not in part, on any distribution date as of which an optional purchase occurs. An optional purchase may occur at any distribution date at which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's contracts transferred to the trust is equal to or less than
$          . The redemption price for each class of notes will equal the unpaid principal amount of that class plus accrued interest on that amount at the applicable interest rate for the related interest period. Upon payment of the redemption price, the trust will be terminated.


THE INDENTURE TRUSTEE

     Bankers Trust Company will be the indenture trustee. The indenture trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The indenture trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

EVENTS OF DEFAULT

     Upon the occurrence of an event of default under the indenture as described under "The Notes -- Events of Default" in the prospectus:


          (1) If an Insurer Default has not occurred or is not continuing, Financial Security, in addition to its obligation to make Scheduled Payments on the notes in accordance with the terms of the note policy, may elect to:



        - subject to the limitations listed below, first accelerate the principal of the notes and then cause the master servicer or the indenture trustee to sell or otherwise liquidate all or part of the property of the trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and finally to deliver the proceeds to the indenture trustee to distribute in accordance with the terms of the note policy.


          (2) If an insurer default has occurred and is continuing, the indenture trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the notes, shall:

        - subject to the limitations listed below, declare the notes due and payable at par, together with accrued interest on the notes.

          (3) Notwithstanding any of the foregoing, upon the occurrence of a trust insolvency, if an insurer default has occurred and is continuing:

        - subject to the limitations listed below, the notes will become immediately due and payable at par, together with accrued interest on the notes.

          (4) No sale or liquidation of the property of the trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the notes, unless:


        - an Insurer Default has not occurred or is not continuing and the related event of default relates to failure of the trust to pay interest or principal on any class of notes or a trust insolvency; or



        - an Insurer Default has occurred and is continuing and:


             (i) holders of 100% of the voting interests of all the notes consent to such sale or liquidation; or

             (ii) the indenture trustee determines that the property of the trust will not continue to provide sufficient funds for the payment of the principal of and interest on the notes, the trustee provides prior written notice of that sale or liquidation to each rating agency, and holder of at least 66 2/3% of the voting interests of all the notes consent to that sale or liquidation.


     Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an event of default, if Financial Security has not elected to accelerate the principal of the notes and such event of default is subsequently cured, Financial Security shall not have the right to elect to accelerate the principal of the notes or to cause the property of the trust to be sold or liquidated by reason of that event of default and the rights of all parties shall be restored as though that event of default had not occurred.



     Following the occurrence of an event of default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the notes, the indenture trustee and the owner trustee will continue to submit claims under the note policy for any shortfalls in Scheduled Payments on the notes. See "The Note Policy" in the prospectus.

                  CERTAIN INFORMATION REGARDING THE SECURITIES


PAYMENTS ON THE CONTRACTS


     As more fully described in the prospectus under "Certain Information Regarding the Securities -- Payments on the Contracts", all Net Collections of the contracts will be deposited in or credited to the collection account or, in limited instances, the holding account.



     Subject to the remainder of this paragraph, distributions on the notes will be made on each distribution date out of Net Collections for the related due period plus certain reinvestment earnings on eligible investments and any advance made by the master servicer as described under "The Master
Servicer -- Advances" in the prospectus. The amount of those Net Collections, reinvestment earnings and advances on each distribution date will be applied as described under "-- Distributions on the Notes". Amounts, to the extent available, will be withdrawn from the spread account to cover any shortfalls in distributions to noteholders. Under the note policy, Financial Security will be obligated to provide for distribution on the notes on each distribution date the amount, if any, by which the amount of Net Collections and funds available in the spread account is less than the sum of the interest and principal due on the notes for that distribution date and will be obligated to provide for the payment of Scheduled Payments on the notes on the respective final scheduled distribution dates.



     If WFSRC exercises its option to repurchase the contracts transferred to the trust, the amount payable by it equal to the base price will be treated as Net Collections and will be deposited into the collection account and distributed as any other net collections at the time of their receipt. The amount payable by WFSRC equal to the repurchase premium will not be treated as Net Collections and will not be, directly or indirectly, distributed as any other Net Collections. Instead, the repurchase premium will be distributed to the holders of the notes separately by the indenture trustee, on the distribution date as of which the contracts transferred to the trust by WFSRC are to be repurchased by WFSRC on a pro rata basis after giving effect to payments otherwise made on that distribution date other than the base price. The indenture trustee will deliver a report, the prepayment report, concurrently with the distribution of the repurchase premium reflecting the total amounts of repurchase premium received by the indenture trustee expressed as a dollar amount per $1,000 of each class of notes then outstanding.


DISTRIBUTIONS ON THE NOTES


     General. On or before the fifth business day prior to each distribution date, the master servicer will deliver to the indenture trustee, the owner trustee, Financial Security and the rating agencies a distribution date statement setting forth, among other things, the following amounts with respect to the related Due Period and that distribution date:



     - the amount of funds in the collection account allocable to collections on the contracts in the related Due Period, excluding any advances and repurchase amounts;



     - the amount required to repurchase all contracts repurchased by the seller or the master servicer during the related Due Period;


     - the advances made by the master servicer and the amounts for which the master servicer is entitled to be reimbursed for unreimbursed advances;


     - the amount of Net Collections;


     - the Note Interest Distributable Amount;

     - the Note Principal Distributable Amount;


     - the repurchase premium, if any; and



     - the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each distribution date, the master servicer will allocate amounts on deposit in the collection account with respect to the related Due Period and that distribution date as described below and will instruct the indenture trustee to make the following deposits and distributions in the following amounts and order of priority in each case after giving effect to all deposits and distributions of higher priority:


          (1) to the master servicer, the Servicing Fee, including any unpaid basic servicing fees with respect to one or more prior Due Periods;


          (2) to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and expenses;


          (3) to the note distribution account, from Net Collections, after giving effect to the reduction in net collections described in clauses (1) and (2) above, the Note Interest Distributable Amount to be distributed to the holders of the notes at their respective interest rates;



          (4) to the note distribution account, from any remaining Net Collections, the Note Principal Distributable Amount which amount includes, if that distribution date is a final scheduled distribution date, the remaining principal amount of the related class of notes to be distributed first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero and fourth to the holders of Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;



          (5) from any remaining Net Collections (a) to Financial Security, any Unreimbursed Insurer Amounts consisting of any amounts owing to Financial Security in respect of all payments, if any, made under the note policy for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the insurance agreement, and (b) to any provider of a letter of credit, any fees payable to that provider for providing such letter of credit;



          (6) to the party providing any letter of credit, until it has received the amount drawn on that letter of credit; and



          (7) in the event that the distributions described in clauses (1) through (6) above have been funded exclusively from Net Collections, any remaining net collections, which amounts are known as the excess amounts, will be deposited into the spread account, until the amount on deposit equals the Specified Spread Account Balance, with any remaining excess amounts being distributed as described under "-- Withdrawals from the Spread Account and Under the Note Policy".



     In addition, upon the exercise by WFSRC of its option to repurchase the contracts transferred to the trust, the indenture trustee will distribute the repurchase premium to holders of notes on a pro rata basis after giving effect to payments otherwise made on the distribution date, other than distributions of the base price.


     If the notes are accelerated following an event of default, amounts collected following the sale or liquidation of the property of the trust will be distributed in the priority described above. See "The Notes -- Events of Default".

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT


     General. The rights of the holders of the notes to receive distributions with respect to the contracts will be subordinated to the rights of the master servicer, to the extent that the master servicer has not been reimbursed for any outstanding advances and has not been paid the Servicing Fee, the trustees, to the extent the trustees and such other entities have not received all trust fees and expenses payable to them, and Financial Security, to the extent of any Unreimbursed Insurer amounts. In addition, the rights of the holders of notes to receive distributions with respect to the contracts will be subject to the priorities set forth under "-- Distributions on the Notes -- Deposits to the Distribution Accounts; Priority of Payments." Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of notes of the full amount of interest and principal required to be paid to them, and to afford such holders of notes limited protection against losses in respect of the contracts.



     The Spread Account. In the event of delinquencies or losses on the contracts, the foregoing protection will be affected both by the preferential right of the holders of the notes to receive current distributions with respect to the contracts and by the establishment of a segregated trust account in the name of the indenture trustee, which account is the spread account. The spread account will be part of the trust. The indenture trustee will have a perfected security interest in the spread account and in all amounts deposited in or credited to the spread account as well as all investments made with such deposits and earnings. The spread account will be created with either an initial
cash deposit in the amount of $          , which amount is the spread account
initial deposit, or the delivery of a letter of credit in favor of the trust acceptable to Financial Security. The spread account will thereafter be funded by the deposit therein of any excess amounts in respect of each distribution date, until the amount on deposit in the spread account is at least equal to the specified spread account balance.


     Amounts held from time to time in the spread account will continue to be held for the benefit of holders of the notes and Financial Security and those amounts will be invested in eligible investments. Investment income on monies on deposit in the spread account will be credited to the spread account. Any loss on that investment will be charged to the spread account.


     Calculation of Specified Spread Account Balance. The specified spread account balance will be calculated as of each Calculation Day, and will equal % of the Aggregate Scheduled Balance on such Calculation Day. However, if on any Calculation Day (i) the Charge-Off Percentage for the three calendar month period ending on that Calculation Day exceeds % or (ii) the Delinquency Percentage for the three calendar month period ending on that calculation day exceeds %, then the specified spread account balance shall equal % of the Aggregate Scheduled Balance on that calculation day, but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent calculation day). Notwithstanding the foregoing, in
no event can the specified spread account balance be greater than $            ,
or   % of the Aggregate Scheduled Balance as of the cut-off date, or less than
$            , the amount required by the rating agencies and Financial
Security; provided, however, it shall not be greater than the outstanding aggregate principal amount of the notes if that amount is less than
$            . At no time after the closing date will the seller, the master servicer, Financial Security or any other entity be required to deposit their own funds into the spread account.


     The master servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the rating agencies to approve a formula for determining the specified spread account balance that is different from that described above and would result in a decrease in the amount of the specified spread account balance or the manner by which the spread account is funded. If the rating agencies deliver a letter to the indenture trustee, the owner trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any class of notes, without giving effect to the guaranty under the note policy of payments owing to the holders of the notes, then the specified spread account balance will be determined in accordance with such new formula. The sale and servicing agreement will accordingly be amended to reflect that new calculation without the consent of any noteholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT AND PAYMENTS UNDER THE NOTE POLICY



     Simultaneously with the issuance of the notes, Financial Security will deliver the note policy to the indenture trustee for the benefit of each holder of the notes. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the indenture trustee for the benefit of each holder of the notes the full and complete payment of (i) Scheduled Payments on the notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.



     On each distribution date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account, the holders of the notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of notes to zero on the related final scheduled distribution date, first, from amounts on deposit in the spread account, second, from amounts available under the letter of credit, if any, and third, if those amounts are insufficient, from the payment of a claim under the note policy.



     If the amount on deposit in the spread account on any Calculation Day or any distribution date, after giving effect to all deposits thereto or withdrawals therefrom on that distribution date, is greater than the Specified Spread Account Balance, the indenture trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to the issuer of the letter of credit if any, until it has received the amount that has been drawn on that letter of credit, then to the party which initially funded the spread account until it has received from the spread account an aggregate amount equal to any spread account initial deposit, and then to the seller, or such other holders of the certificates.



     Upon any distributions to Financial Security, the seller or the master servicer, the holders of the notes will have no further rights in, or claims to, such amounts. None of the holders of the notes, the indenture trustee, the owner trustee, the seller, the master servicer or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the holders of the notes. The obligations of Financial Security under the note policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.


TERMINATION


     The obligations of the master servicer, the seller, the owner trustee and indenture trustee pursuant to the trust agreement, sale and servicing agreement and the indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust, or (ii) the payment to you of all amounts required to be paid to you pursuant to such agreements as to all series of notes, whether as the result of an optional repurchase of contracts, optional purchase of contracts or otherwise.


     The owner trustee and indenture trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the related trustee specified in the notice of termination. Any funds remaining in the trust at least 18 months after the date of termination and after such trustee has attempted to locate a holder of the notes and such measures have failed, will be distributed to a charity designated by the master servicer.

PREPAYMENT CONSIDERATIONS

     The following information supplements the discussion of prepayment considerations associated with the purchase of notes under "Certain Information Regarding the Securities -- Prepayment Considerations" in the prospectus. No assurance can be given that the contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with simple interest contracts.


              CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.



     The following table sets forth the capitalization of Financial Security and its subsidiaries as of June 30, 2000 on the basis of accounting principles generally accepted in the United States:



                                                              JUNE 30, 2000
                                                              -------------
                                                                   (IN
                                                               THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................   $  574,825
                                                               ----------
Surplus Notes...............................................      120,000
                                                               ----------
Minority Interest...........................................       34,054
                                                               ----------
Shareholder's Equity:
  Common Stock..............................................       15,000
  Additional Paid-In Capital................................      841,036
  Accumulated Other Comprehensive Income (net of deferred
     income taxes)..........................................          662
  Accumulated Earnings......................................      520,869
                                                               ----------
  Total Shareholder's Equity................................    1,377,567
                                                               ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................   $2,106,446
                                                               ==========


     For further information regarding Financial Security, see the prospectus and the documents incorporated therein by reference. Financial Security's financial statements are included as exhibits to the annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd., or Holdings, and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in the prospectus as Holdings. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.


                                   THE SELLER



     WFSRC is a wholly owned, limited-purpose service operation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFSRC's telephone number is (702) 227-8100.



     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (1) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.



     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.



BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION


     In the sale and servicing agreement, the seller will make certain representations and warranties with respect to each contract transferred by it to the trust as of the closing date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each contract, title of the trust in and to the contracts, validity and enforceability of the contracts as against the related obligor, and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a contract is found to be defective or not to be contained in the contract files, the seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the seller must repurchase the contract affected by the defect at a price equal to the outstanding principal amount of that contract plus accrued interest thereon to the last due date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL


     WFS Financial Inc., referred to in this prospectus supplement as "WFS" or, in its capacity as Master Servicer, the "master servicer", is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the year ended December 31, 1999 and for the six months ended June 30, 2000, WFS purchased approximately 70% and 69% of its contracts from the prime credit quality segment and 30% and 31% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the year ended December 31, 1999 and for the six months ended June 30, 2000, contracts for new and used vehicles represented 24% and 76%, and 23%, and 77%, respectively, of WFS' volume of contracts purchased.



     WFS is an operating subsidiary of Western Financial Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At December 31, 1999 and June 30, 2000, WFS had total $2.1 billion and $3.2 billion, respectively, total liabilities of $1.9 billion and $2.9 billion, respectively, and stockholders' equity of $212 million and $281 million, respectively. At December 31, 1999 and June 30, 2000, WFS' portfolio of contracts serviced, net of dealers participation, totaled approximately $5.4 billion and $6.1 billion, respectively.


     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 44 production offices nationwide.

LITIGATION


     WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of contracts. None of those actions name any securitization trust which has acquired contracts originated by WFS. WFS is vigorously defending those actions and does not anticipate that any of those actions will have an affect upon its ability to perform its obligations as master servicer or will have an affect upon the trust to be created in connection with the notes offered by this prospectus supplement. See in the prospectus "Certain Legal Aspects of the Contracts -- Repurchase Obligation".



                             WESTERN FINANCIAL BANK


GENERAL


     Western Financial Bank is a federally chartered savings association. At December 31, 1999 and June 30, 2000, Western Financial Bank had total assets of $4.5 billion and $5.9 billion, total deposits of $2.2 billion and $2.4 billion and stockholder's equity of $351 million and $421 million on a generally accepted accounting principles basis. Western Financial Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through Western Financial Bank, its wholly owned subsidiary, and through WFS.



     As a federally chartered savings association, Western Financial Bank is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Western Financial Bank is a member of the Federal Home Loan Bank of San Francisco.


     The principal executive office of Western Financial Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     Western Financial Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS which exceeds 82 percent.

                                  UNDERWRITING



     Subject to certain conditions contained in an underwriting agreement, among
            , for whom             is acting as representative, the underwriters
have agreed to severally purchase from the seller, and the seller has agreed to sell to the underwriters, the respective principal amounts of each class of notes as set forth opposite their names below:



                             PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
       UNDERWRITER          OF CLASS A-1 NOTES   OF CLASS A-2 NOTES   OF CLASS A-3 NOTES   OF CLASS A-4 NOTES         TOTAL
       -----------          ------------------   ------------------   ------------------   ------------------   -----------------

                              ---------------      ---------------      ---------------      ---------------    -----------------
 Total....................
                              ===============      ===============      ===============      ===============    =================


     The seller has been advised by the representative that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

     After the initial public offering, the public offering prices of the notes and these concessions and discounts may be changed.


                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................
Class A-2 Notes.............................................
Class A-3 Notes.............................................
Class A-4 Notes.............................................


     The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the notes offered hereby if any of the notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The seller and WFS have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.


     The representative of the underwriters has informed the seller that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of notes being offered hereby.



     [Affiliates of Banc of America Securities LLC and Deutsche Bank Securities Inc. have provided commercial banking services from time to time to WFS and its affiliates.]


     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

     The closing of the sale of the notes is conditioned on the issuance of the certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.


                                 LEGAL MATTERS


     Certain legal matters with respect to the notes, including certain federal and California income tax matters, will be passed upon for the seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the note policy will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Weil, Gotshal & Manges LLP, New York, New York.


                                    EXPERTS


     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                           INCORPORATION BY REFERENCE



     All reports and other documents filed by WFS, as master servicer, on behalf of the seller, or on behalf of the trust, or by WFSRC, as registrant, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000, as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer of such securities is not permitted.


     Until             , 2001, all dealers that buy, sell or trade the notes may
be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    GLOSSARY



     "Aggregate Scheduled Balance" means, the sum of the Scheduled Balances of the outstanding contracts.



     "Aggregate Scheduled Balance Decline" means, with respect to any distribution date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period - or in the case of the first distribution date, as of the cut-off date - exceeds the Aggregate Scheduled Balance as of the end of such Due Period.



     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.


     "Calculation Day" means the last day of each month.


     "Charge-Off Percentage" means, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off contracts for each month in such period. The percentage of charged-off contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will be the Aggregate Scheduled Balance for that month of all contracts that have become Liquidated Contracts, as specified in clause (ii) or (iv) of the definition of Liquidated Contracts, during that month, less any net liquidation proceeds received during that month, and not reflected in prior periods, with respect to those contracts or from any contracts charged-off in prior periods. The denominator of that fraction will consist of the Aggregate Scheduled Balance of all outstanding contracts as of the end of the immediately preceding month.



     "Defaulted Contract" means, with respect to any Due Period, a contract either which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.



     "Delinquency Percentage" means, with respect to any three calendar month period, the average of the percentages of delinquent contracts for each month in that period. The percentage of delinquent contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will consist of the sum of (i) the Aggregate Scheduled Balance of all outstanding contracts 61 days or more delinquent, after taking into account permitted extensions, plus
(ii) the Aggregate Scheduled Balance of all contracts in respect of which the related financed vehicles have been repossessed but have not been liquidated, to the extent the related contract is not otherwise reflected in clause (i) above. The denominator of that fraction will consist of the Aggregate Scheduled Balance of all outstanding contracts.


     "Due Period" means, with respect to any distribution date, the three-month period commencing on the first day of the third month preceding the month in which that distribution date occurs - or in the case of the first distribution date, commencing on the cut-off date - to the last day of the month immediately preceding the month in which that distribution date occurs.


     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the seller or the master servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.



     "Insurer Default" means, with respect to Financial Security, either failure to perform any of its obligations under the note policy, or certain events of bankruptcy, insolvency, receivership or liquidations.

     "Interest Period" means, with respect to any distribution date, the period from and including the most recent distribution date on which interest has been paid, or from the closing date with respect to the first distribution date but excluding the current distribution date.


     "Liquidated Contract" means, a contract that (i) has been repurchased by the seller or the master servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the master servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the trust, although collections thereon will be deposited in the collection account.


     "Net Collections" means all payments received by the master servicer on or in respect of the contracts due on or after the cut-off date, including: (i) prepayments, net liquidation proceeds and net insurance proceeds, (ii) amounts paid upon purchase or repurchase of contracts, and (iii) any advances that may be made by the master servicer in respect of delinquent contracts, which amounts are in each instance net of late payments in respect of which the master servicer has previously made an advance or reimbursement to the master servicer for nonrecoverable advances.



     "Note Distributable Amount" means, with respect to any distribution date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount.



     "Note Interest Carryover Shortfall" means, with respect to any distribution date and a class of notes, the excess, if any, of the sum of the Note Quarterly Interest Distributable Amount for that class for the immediately preceding distribution date plus any outstanding Note Interest Carryover Shortfall for that class on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding distribution date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of notes on that preceding distribution date at the related interest rate for the related Interest Period.


     "Note Interest Distributable Amount" means, with respect to any distribution date and a class of notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such class of notes for that distribution date.

     "Note Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on that distribution date.

     "Note Principal Distributable Amount" means, with respect to any distribution date, the sum of the Note Quarterly Principal Distributable Amount for that distribution date and any outstanding Note Principal Carryover Shortfall for the immediately preceding distribution date; provided, however, that the Note Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of such class of notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each final scheduled distribution date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on each distribution date and allocable to principal) to reduce the outstanding principal amount of the related class of notes to zero.

     "Note Quarterly Interest Distributable Amount" means, with respect to any distribution date, the sum of all interest due on the outstanding notes for the interest period related to that distribution date. Interest will be calculated based on the outstanding principal amount of each class of notes on the immediately preceding distribution date, after giving effect to all payments of principal to holders of that class of notes on or prior to that distribution date, or, in the case of the first distribution date, on the original principal amount of that class of notes.

     "Note Quarterly Principal Distributable Amount" means, with respect to any distribution date, the Principal Distributable Amount for that distribution date.

     "Note Pool Factor" for each class of notes means a six-digit decimal which the master servicer will compute prior to each distribution date indicating the unpaid principal amount of each class of notes, after giving effect to payments to be made on that distribution date, as a fraction of the initial outstanding principal amount of that class of notes.


     "Principal Distributable Amount" means, with respect to any distribution date, the sum of (i) the Aggregate Scheduled Balance Decline for such distribution date, plus (ii) the Aggregate Scheduled Balance as of such distribution date of all contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.



     "Rule of 78's contract" means, a contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a contract is determined by multiplying the total amount of interest payable over the term of the contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the contract. For example, with a contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus supplement in referring to contracts with add-on interest regardless of which system is used to calculate interest earned.


     "Scheduled Balance" means, with respect to (i) a Rule of 78's contract, the present value of the remaining scheduled payments of monthly principal and interest due on that contract discounted on a monthly basis as described below. The Scheduled Balance of a simple interest contract will be its actual principal balance. The monthly principal and interest for a contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the contract. The Scheduled Balance of a Rule of 78's contract for the cut-off date and each due date will be set forth in a schedule to the sale and servicing agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the cut-off date equal to the outstanding principal balance of the contract as of the cut-off date.



     "Scheduled Payments" means, with respect to any distribution date, payments which are scheduled to be made on the senior notes during the term of the note policy in accordance with the original terms of the senior notes when issued and without regard to any subsequent amendment or modification of the senior notes or of the indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration or
(ii) any premium payable in connection with the exercise by the Seller of its optional repurchase option. If Financial Security does not so elect, the note policy will continue to guarantee Scheduled Payments on the notes in accordance with their original terms. Scheduled Payments shall not include any portion of a
Note Interest Distributable Amount due to holders of the senior notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the trust by reason of any default or any event of default in respect of the notes, or by reason of any deterioration of the creditworthiness of the trust. Scheduled Payments shall also not include, nor shall coverage be provided under the note policy in respect of, any tax, withholding or other charge with respect to any holder of the notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the notes.



     "Servicing Fee" means the dollar value of the Servicing Fee Percent plus all late payment charges, extension fees and similar items paid in respect of the contracts in addition to the amount, if any, by which the outstanding principal balance of a contract that is prepaid in full prior to its maturity exceeds its Scheduled Balance of that contract. The master servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments".



     "Servicing Fee Percent" means compensation the master servicer shall be entitled to receive for each contract from the monthly principal and interest paid in or in respect of that contract in an amount equal to one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced.


     "Simple Interest Contract" means a contract as to which interest is calculated each day on the basis of the actual principal balance of that contract on that day.


     "Unreimbursed Insurer Amounts" means any unreimbursed fees expenses or other amounts owing to Financial Security under the insurance agreement pursuant to which the note policy is issued.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PRELIMINARY PROSPECTUS



SUBJECT TO COMPLETION, DATED OCTOBER 16, 2000




--------------------------------------------------------------------------------

WFS FINANCIAL AUTO LOANS, INC.


AND


WFS RECEIVABLES CORPORATION,


SELLERS


WFS FINANCIAL INC                                AUTO RECEIVABLE
                                                 BACKED SECURITIES, ISSUABLE IN
                                                 SERIES
MASTER SERVICER


--------------------------------------------------------------------------------


THE SECURITIES TO BE SOLD:


- will be asset-backed securities issued from time to time in one or more series;

- will be backed by one or more pools of automobile loans held by the issuer;

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

- will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

THE ASSETS:


The securities are automobile loan asset-backed securities issued by a trust. The assets of each trust will consist of a pool of retail installment sales contracts secured by new or used automobiles or light duty trucks, and other assets specified in the applicable prospectus supplement.



YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT.



THE SECURITIES ARE NOT OBLIGATIONS OF WFS FINANCIAL AUTO LOANS, INC., WFS RECEIVABLES CORPORATION, WFS FINANCIAL INC OR ANY OF THEIR AFFILIATES, NOR ARE THE SECURITIES INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY ON INSTRUMENTALITY.


THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING OF THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS                , 2000.

                       IMPORTANT NOTICE ABOUT INFORMATION


                          PRESENTED IN THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:


     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549


     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661


     - 7 World Trade Center, Suite 1300, New York, New York 10048



     - http://www.sec.gov.


     If you purchase securities you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.


                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS


     We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.


     WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002.

                               TABLE OF CONTENTS



                                        PAGE
                                        ----
 IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS.......    2
 WHERE TO FIND INFORMATION IN THESE
   DOCUMENTS..........................    2
 SUMMARY OF TERMS.....................    5
   The Parties........................    5
   The Offered Securities.............    5
   The Trust Property.................    6
   Redemption of Securities and
      Repurchase of Contracts.........    7
   Tax Status.........................    8
   ERISA Considerations...............    9
 RISK FACTORS.........................   10
   Absence of Secondary Market for the
      Notes Could Limit Your Ability
      to Resell the Notes.............   10
   Prepayments on the Contracts Could
      Cause You to Be Paid Earlier
      Than You Expected, Which May
      Adversely Affect Your Yield to
      Maturity........................   10
   Possession of the Contracts by WFS
      Combined with the Insolvency of
      WFS May Cause Your Payments to
      Be Reduced or Delayed...........   11
   Losses and Delinquencies on the
      Contracts May Differ from WFS'
      Historical Loss and Delinquency
      Levels..........................   11
   Noteholders Have No Recourse
      Against WFS or WFSRC for
      Losses..........................   11
 GLOSSARY OF DEFINED TERMS............   12
 FORMATION OF THE TRUST...............   12
   General............................   12
   Capitalization.....................   13
   Interest Rate and Currency Swaps...   14
   Prefunding Account.................   14
   The Owner Trustee..................   14
 THE CONTRACTS POOL...................   14
   Underwriting Procedures Relating to
      the Contracts...................   15
   Servicing of Contracts.............   16
 POOL FACTORS AND TRADING
   INFORMATION........................   17
 THE NOTES............................   17
   General............................   17
   Payments of Interest and
      Principal.......................   18



                                        PAGE
                                        ----
   Optional Repurchase of Contracts...   18
   Prepayment Following Optional
      Repurchase......................   18
   Optional Purchase..................   18
   The Indenture Trustee..............   19
   Events of Default..................   19
 CERTAIN INFORMATION REGARDING THE
   SECURITIES.........................   19
   Book-Entry Registration............   19
   Definitive Notes...................   21
   Payments on the Contracts..........   22
   The Accounts and Eligible
      Investments.....................   22
   Distributions on the Notes.........   23
   Payment Priorities of the Notes;
      The Spread Account..............   24
   Withdrawals from the Spread
      Account.........................   24
   Payments from the Spread Account
      and Under the Note Policy.......   25
   Statements to Noteholders..........   25
   Evidence as to Compliance..........   26
   Certain Matters Regarding the
      Master Servicer.................   26
   Servicer Default...................   27
   Rights Upon Servicer Default.......   28
   Waiver of Past Defaults............   28
   Voting Interests...................   29
   Amendment..........................   29
   List of Noteholders................   31
   No Bankruptcy Proceedings..........   32
   Termination........................   32
   The Trustees.......................   32
   Duties of the Trustees.............   33
   Administration Agreement...........   33
   Prepayment Considerations..........   33
 THE NOTE POLICY......................   34
   Other Terms of the Note Policy.....   35
 FINANCIAL SECURITY ASSURANCE INC.....   36
   General............................   36
   Reinsurance........................   37
   Ratings............................   37
   Capitalization.....................   37
   Insurance Regulation...............   37
   Sources of Additional
      Information.....................   38
 THE MASTER SERVICER..................   38
   Collection of Payments.............   38
   Advances...........................   39
   Insurance on Financed Vehicles.....   39

                                        PAGE
                                        ----
   Servicer Determination and Reports
      to Trustees.....................   40
   Servicing Compensation.............   40
   Realization Upon Defaulted
      Contracts.......................   41
 CERTAIN LEGAL ASPECTS OF THE
   CONTRACTS..........................   41
   General............................   41
   Security Interests in the Financed
      Vehicles........................   42
   Enforcement of Security Interests
      in Financed Vehicles............   43
   Other Matters......................   44
   Repurchase Obligation..............   45
 THE BANK.............................   45
   General............................   45
   Business Activities................   45



                                        PAGE
                                        ----
 WFS..................................   45
   General............................   45
   Business Activities................   46
 WFAL.................................   46
 WFSRC................................   46
 FEDERAL AND CALIFORNIA INCOME TAX
   CONSEQUENCES.......................   46
   Federal Income Tax Consequences....   46
   Tax Characterization of Trusts.....   47
   Tax Consequences to Holders of the
      Notes...........................   47
   California Income Tax
      Consequences....................   49
 ERISA CONSIDERATIONS.................   49
   Overview...........................   49
   Prohibited Transactions............   50
   The Notes..........................   51
 PLAN OF DISTRIBUTION.................   51
 LEGAL MATTERS........................   52
 EXPERTS..............................   52
 GLOSSARY.............................   53

                                SUMMARY OF TERMS


     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer or the Trust.......   Each series of notes will be issued by a
                                 separate owner trust, each of which is referred to in this prospectus as a trust


Sellers/Seller................   WFS Financial Auto Loans, Inc., or WFAL and
                                 WFS Receivables Corporation, or WFSRC, or each of them individually as described in the related prospectus supplement



Sellers' Addresses............   WFAL and WFSRC: 6655 West Sahara Avenue,
                                 Las Vegas, Nevada 89146



Sellers' Telephone
   Numbers....................   WFAL and WFSRC: (702) 227-8100


Master Servicer...............   WFS Financial Inc. or WFS

The Insurer...................   Financial Security Assurance, Inc., or
                                 Financial Security

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

THE OFFERED SECURITIES:

     We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. The offered securities may be senior notes or senior and subordinated notes. If senior and subordinated notes are offered, the payment of interest and principal on each subordinated class of notes will be subordinated to payments on the senior notes as described in the related prospectus supplement. Subordinated notes may be offered by a prospectus supplement in addition to senior notes, but only if the subordinated notes are rated investment grade by one or more nationally recognized statistical rating agency. Any subordinated notes not so rated will not be offered securities. All references in this prospectus to the notes are to a series of senior notes, unless otherwise expressly noted or as otherwise described in the related prospectus supplement.

The Notes.....................   Each note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the applicable prospectus supplement. In general, trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                                 - an insurance policy issued by the insurer
                                   guaranteeing all payments to be made to
                                   holders of the senior notes;

                                 - the funds in a spread account; and

                                 - any other credit enhancement features
                                   designed to provide protection against losses on trust assets.

     THE CONTRACTS

     The contracts will consist of

     - retail installment sales contracts secured by new and used automobiles and light duty trucks purchased by WFS from new and used car dealers,

     - retail installment loans secured by new and used automobiles and light duty trucks made by WFS to the obligors under those loans, and

     - retail installment loans secured by new and used automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS, each a contract and together the contracts, including in each case, the right to receive the payments due thereon on or after the cut-off date specified in the related prospectus supplement.

     THE NOTE POLICY


     The insurer will issue an insurance policy to the indenture trustee, known as the note policy, that will guarantee payment to the indenture trustee of all payments due to the noteholders of insured classes of notes.

     THE SPREAD ACCOUNT


     A spread account will be a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. A spread account will be part of each trust. It will be created with either an initial cash deposit in the amount specified in the related Prospectus Supplement, or the delivery of a letter of credit in favor of the trust acceptable to Financial Security. On any distribution date upon which payments are to be made with respect to the notes issued by a trust, funds will be distributed to you to cover any shortfalls in interest and principal required to be paid on the senior notes first from the spread account, and then from the letter of credit. Except as otherwise set forth in the related prospectus supplement, amounts on deposit in a spread account will not be available to holders of subordinated notes except to the extent distributed as excess funds from a fully funded spread account. The funds in the spread account will be supplemented on each distribution date by any available funds in the collection account remaining after making all of the payments necessary on that distribution date. The funds in the spread account will be supplemented until they are at least equal to a certain percentage, described in the related prospectus supplement, which percentage will depend upon the loss and delinquency rate triggers in the related sale and servicing agreement.



     If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:



     - to Financial Security, to the extent of any unreimbursed amounts due to it,



     - to the party making any initial deposit, until it has received an amount equal to the spread account initial deposit, and then;



     - to the seller or the sellers, or any other holder of the certificates.



You will have no further rights to any excess cash paid to any of these entities.


REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

     OPTIONAL REPURCHASE


     If WFSRC is a seller, as described in the related prospectus supplement, it may repurchase all of the contracts it has transferred to a trust on any distribution date, subject to the limitations to be specified in the related prospectus supplement. If WFSRC exercises its option to repurchase, known as an optional repurchase, WFSRC will pay the trust a price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes, and a repurchase premium in an amount to be specified in the related prospectus supplement.

     OPTIONAL PURCHASE


     The Seller or Sellers, as the case may be, may purchase all of the contracts transferred to a trust on any distribution date at which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. This purchase right is known as an optional purchase.


     OPTIONAL REDEMPTION


     If WFSRC purchases all of the contracts it transferred to the trust pursuant to an optional repurchase which results in all outstanding contracts being repurchased or the Sellers purchase all of the contracts they have each transferred to the trust pursuant to an optional purchase, each class of outstanding notes will be redeemed in whole at a price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each class of notes, and in the case of an optional repurchase, the payment of a repurchase premium in an amount to be specified in the related prospectus supplement.


     MANDATORY REDEMPTION

     The senior notes may be accelerated if an event of default has occurred and is continuing under the indenture. Except as otherwise provided in the related prospectus supplement, if an insurer default has occurred and is continuing and an event of default has occurred and is continuing, the indenture trustee may be permitted to accelerate the senior notes. Except as otherwise provided in the related prospectus supplement, if an event of default has occurred and is continuing but no insurer default has occurred and is continuing, the insurer may have the right, in addition to its obligation to make payments on the senior notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the senior notes. If the senior notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture. The subordinated notes, if any, will not be accelerated but will receive any liquidation proceeds remaining after all obligations senior to the subordinated notes are paid in full.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

     - the notes will be characterized as debt; and

     - the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS:

     The notes are generally eligible for purchase by employee and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS


     You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.


ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES


     The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.


PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY



     The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

POSSESSION OF THE CONTRACTS BY WFS COMBINED WITH THE INSOLVENCY OF WFS MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED



     Any insolvency by WFS while in possession of the contracts may result in competing claims to ownership or security interests in the contracts which could result in delays in payments on the notes or losses to securityholders. In addition, if the seller, the servicer, or a third party while in possession of the contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the contracts with priority over the trustee's interest. This could result in delays in payments on the notes or losses to you.



LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS



     We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels WFS experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:



     - changes in underwriting standards; or



     - changes in the local, regional or national economies.



NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS OR ANY SELLER FOR LOSSES



     There is no recourse against WFS or any seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, any seller or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, any seller or the applicable trustee.

                           GLOSSARY OF DEFINED TERMS



     A glossary containing the meaning of defined terms used in this prospectus begins on page 53 of this prospectus.



                             FORMATION OF THE TRUST


GENERAL

     Each trust will be a business trust formed for the transaction described in this prospectus under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated on a date to be specified in the related prospectus supplement. All references in this prospectus to the trust agreement are to the amended and restated trust agreement. After its formation, each trust may only engage in the following activities:

     - acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;


     - issuing the notes to investors (which may include affiliates of WFS, WFAL and WFSRC);


     - issuing certificates to the seller or its affiliates;

     - making payments on the notes and certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.


     On or before the date the notes are initially issued, which date is the closing date, the seller or the sellers establish the trust, as described in greater detail in the related prospectus supplement, to which the contracts will be sold. On the closing date, WFS will sell the contracts to the seller or the sellers and the seller or the sellers will transfer and assign the contracts to the trust. The trust will, also on the closing date, issue the senior notes and the subordinated notes, if any, to the seller or the sellers. The seller or the sellers will sell the notes to the underwriters and the underwriters will distribute the notes as described under the caption "Plan of Distribution" and in the related prospectus supplement under the caption "Underwriting". The seller or the sellers will receive certificates representing its beneficial interest in the assets of the trust. All classes of subordinated notes, if any, will be subordinated to all classes of senior notes and the certificates will be subordinated to the notes.



     WFS will act as master servicer of the contracts and will receive compensation and fees for those services. WFS, as master servicer, may retain physical possession of the original executed contracts, and certain other documents or instruments relating to the contracts, as custodian for the owner trustee pursuant to the sale and servicing agreement, or may employ one or more subservicers as custodians. In order to protect the trust's ownership interest in the contracts, the trust's interest in the contracts will be perfected by filing UCC-1 financing statements in the States of California and Nevada to give notice of the trust's ownership of the contracts. Under the sale and servicing agreement and the indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the contracts. Neither the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any contract. WFS will not physically segregate the contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the contracts with notice of the sale to the seller or the sellers, or the trust. See "Certain Legal Aspects of the Contracts".


     Simultaneously with the issuance of the notes, the insurer will issue the note policy to the indenture trustee for the benefit of the holders of the senior notes, except as otherwise disclosed in the related prospectus supplement. Under the note policy, the insurer will unconditionally and irrevocably guarantee to the trustee for the benefit of the related holders of each class of insured notes full and complete payment of the scheduled payments for each distribution date. The insurer will have a lien on the contracts and other documents relating to the contracts subordinate to the interest of the holders of the notes, which lien cannot be executed upon until all required payments under the note policy have been made. Detailed information about the note policy and the insurer are set forth under the headings "The Note Policy" and "Financial Security Assurance Inc.".


     On and after the closing date, the property of the trust will consist of:

     - contracts secured by financed vehicles consisting of new or used automobiles and light duty trucks;

     - principal and interest due under the contracts on and after the cut-off date to be specified in the prospectus supplement;

     - security interests in the financed vehicles;

     - the note policy;


     - amounts on deposit in the collection account, the note distribution account, the spread account and the holding account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;


     - proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the contracts; and


     - rights as a third party beneficiary under a sale and servicing agreement, among the trust, the seller or the sellers, and the master servicer.


     Pursuant to the indenture, the property of the trust, other than the note distribution account and the note policy, will be held by the master servicer for the benefit of the indenture trustee on behalf of the holders of the notes and the insurer.

     After the sale and assignment of the contracts to the trust, WFS as master servicer must repurchase contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the sale and servicing agreement regarding collection of payments on the contracts; or

        - WFS fails to maintain the trust's first priority perfected security interest in each contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a contract.

     See "The Master Servicer."

CAPITALIZATION

     Each prospectus supplement sets forth further details regarding the capitalization of the trust.

INTEREST RATE AND CURRENCY SWAPS

     The trust may include a derivative arrangement for any series or class of notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of notes issued by a particular trust may exceed the Aggregate Scheduled Balance of the contracts sold to that trust. If so, the difference will be placed in the prefunding account. The prefunding account will be used to purchase additional contracts by the trust. The prefunding account will not exceed 25% of the principal amount of the notes sold by a trust. The related prospectus supplement will contain further details regarding the prefunding account, if any.

THE OWNER TRUSTEE

     The owner trustee will have the rights and duties set forth in this prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the owner trustee.


                               THE CONTRACTS POOL


     Each contract to be transferred to a trust is a retail installment sales contract or installment loan originated by a new or used car dealer or an auto finance company. Most of the contracts will be purchased by WFS from new and used car dealers; however, a limited number of contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies which loans are then sold to WFS. Each contract is secured by a financed vehicle. Except as otherwise noted, all references herein to contracts include installment loans.

     WFS will select the contracts to be transferred to a trust from its portfolio of fixed-interest rate contracts which are secured by new and used automobiles or light duty trucks. The contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's, or the simple interest or actual number of days method. The amortization of the Rule of 78's contracts will result in the outstanding principal balance on each of those contract being in excess of the Scheduled Balance of that contract. For purposes of the trust, all Rule of 78's contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's contract.

     The prospectus supplement sets forth details regarding the percentage of contracts which are Rule of 78's contracts and the percentage of contracts which are simple interest contracts. Each prospectus supplement also will contain details regarding the distribution of contracts by annual percentage rate, the geographic concentration of the contracts, and the percentage of contracts relating to new and used vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those contracts to be transferred to a trust and none of those contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78's. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically impacted the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

     Under the direction of WFS' credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.


     Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and to the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS, or the seller or the sellers in the sale and servicing agreement as to a related trust.


SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event an obligor has failed to notify WFS of an address change. Approximately 15 days before a borrower's payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites contracts.

     If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS' repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.


                      POOL FACTORS AND TRADING INFORMATION


     The note pool factor for each class of notes will be a six-digit decimal which the master servicer will compute prior to each distribution date indicating the unpaid principal amount of each class of notes, after giving effect to payments to be made on that distribution date, as a fraction of the initial outstanding principal amount of that class of notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A noteholder's portion of the aggregate outstanding principal amount of the related class of notes will be the product of (i) the original denomination of such noteholder's note and (ii) the applicable note pool factor at the time of determination.

     The noteholders will receive reports on or about each distribution date concerning payments received on the contracts, the Aggregate Scheduled Balance, each note pool factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders".


                                   THE NOTES


GENERAL

     Each trust will issue one or more classes of notes pursuant to the terms of an indenture between the trust and the indenture trustee. You can obtain a copy of the indenture, without exhibits, by writing to the indenture trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the indenture and the notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the notes and the indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the notes or the indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of notes of a given series, including the final distribution date for each class of notes. In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly, or semi annually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. The rights of holders of subordinated notes, will be subordinated to the rights of each class of senior notes.

OPTIONAL REPURCHASE OF CONTRACTS


     If WFSRC is a seller, as described in the related prospectus supplement, it will have an optional repurchase right as to the contracts it has transferred to a trust, subject to the limitations to be specified in the related prospectus supplement. If WFSRC exercises its optional repurchase right, WFSRC will pay the trust a price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes, and a repurchase premium in an amount to be specified in the related prospectus supplement.


PREPAYMENT FOLLOWING OPTIONAL REPURCHASE


     If WFSRC exercises its optional repurchase right as described above, except as otherwise disclosed in the related prospectus supplement:


     - the amount received upon repurchase equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes, collectively known as the base price, will be treated as other collections on the contracts and distributed to the noteholders in the order of priority specified in the related prospectus supplement in addition to the distributions which the noteholders would then otherwise be entitled to receive,

     - the amount received equal to the prepayment premium, known as the repurchase premium, will be distributed by the trust on a pro rata basis to all classes of notes then outstanding based upon the principal amount of each such class outstanding following all other payments made on the distribution date on which the distribution occurs other than the amount paid equal to the base price, and


     - the repurchased contracts will be transferred back to WFSRC and if the contracts repurchased are all of the contracts then outstanding, the trust will be terminated.



The effect of the exercise by WFSRC of its optional repurchase right will be a reduction of the average life of each class of notes outstanding at the time the optional repurchase occurs. The extent of that reduction will be a function of when, following the closing date, the repurchase occurs. The reduction will be greater the sooner after the closing date the repurchase occurs.


OPTIONAL PURCHASE

     Each class of outstanding notes may be subject to redemption on terms set forth in the applicable prospectus supplement. An optional purchase may occur on any distribution date at which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's contracts owned by the trust is equal to or less than an amount to be specified in the applicable prospectus supplement. A repurchase premium will not be paid in connection with an optional purchase of the contracts.

THE INDENTURE TRUSTEE


     The indenture trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the indenture trustee.


EVENTS OF DEFAULT

     With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each indenture will occur if:

          (1) the trust fails to pay any interest on the notes of any class within 5 days after the interest payment becomes due and payable;

          (2) the trust fails to pay any principal of the notes of any class when it becomes due and payable;

          (3) the indenture trustee notifies the trust, or if the holders of notes evidencing at least 25% of the voting interests of all the notes, notifies the trust or the indenture trustee that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

        - the trust fails to observe or perform any covenant or agreement it made in the indenture; or

        - the representations or warranties made by the trust in the indenture or in any certificate delivered pursuant to or in connection with the indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the trust occur, each of which is a trust insolvency.


                  CERTAIN INFORMATION REGARDING THE SECURITIES


BOOK-ENTRY REGISTRATION


     Except as otherwise described in the related prospectus supplement, the Depository Trust Company, or "DTC", New York, New York, will act as securities depository for each class of senior notes. Each class of senior notes will be issued as fully registered securities registered in the name of Cede & Co., or Cede, the nominee of DTC. No person acquiring a beneficial interest in the senior notes will be entitled to receive definitive notes representing such person's beneficial ownership interest in the related senior notes except in the event that definitive notes are issued under the limited circumstances described herein. It is anticipated that the only holders of the senior notes will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the indenture trustee as "holders," as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below. It is anticipated that subordinate notes will be issued as definitive notes, unless otherwise disclosed in the related prospectus supplement.


     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the

Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating members, or participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers -- including, except as otherwise set forth in the prospectus supplement, the underwriters named therein -- banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies, which collectively are the indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, senior notes may do so only through participants and indirect participants. Participants will receive a credit for the related senior notes on DTC's records. The ownership interest of each owner will in turn be recorded on the respective records of participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the owner entered into the transaction. Transfers of ownership interests in the senior notes will be accomplished by entries made on the books of participants acting on behalf of the related beneficial owners.

     To facilitate subsequent transfers, all senior notes deposited by participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of senior notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit participants' accounts on each distribution date in accordance with their respective holdings of senior notes as shown on DTC's records unless DTC has reason to believe that it will not receive payment on such distribution date. Payments by participants and indirect participants to owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant or indirect participant and not of DTC, the indenture trustee, the owner trustee, the insurer or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the senior notes and any premium to DTC will be the responsibility of the related trustee, disbursement of such payments to participants will be the responsibility of DTC and disbursement of such payments to owners will be the responsibility of participants and indirect participants. As a result, under the book-entry format, owners may experience some delay in their receipt of payments. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or owners.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner to pledge senior notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such senior notes, may be limited due to the lack of a physical certificate for such senior notes.

     Neither DTC nor Cede will consent or vote with respect to the senior notes. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those participants to whose accounts the related notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

     None of the master servicer, the seller, the insurer, the indenture trustee or the owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the senior notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     Physical certificates known as definitive notes representing the subordinated notes or any class of senior notes not held in book-entry form will be issued to the related beneficial owners rather than to DTC, only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the notes, and neither the indenture trustee nor the administrator is able to locate a qualified successor;

     - the administrator, at its option, elects to terminate the book-entry system with respect to the related senior notes through DTC;

     - after an event of default or servicer default, holders of the senior notes evidencing 51% or more of the voting interests of all senior notes advise the related trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related owners; or

     - the class of notes is subordinated and the issuer elects not to utilize DTC.

     Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the indenture trustee will be required to notify the related beneficial owners, through participants, of the availability through DTC of definitive securities. Upon surrender by DTC of the certificates representing all senior notes of any affected class and the receipt of instructions for re-registration, such trustee will issue definitive notes to the related owners, who thereupon will become noteholders for all purposes of the indenture or the trust agreement, respectively.

     Distributions on the definitive notes will be made by the related trustee directly to holders of such definitive notes in accordance with the procedures described herein and to be set forth in the indenture. Interest payments and any principal payments on the notes on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the record date with respect to such distribution date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the indenture. The final payment on any notes, whether definitive notes or notes registered in the name of Cede, however, will be made only upon presentation and surrender of such notes at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will mail such notice to registered holders of the notes within five business days of receipt from the master servicer of notice of termination of the trust.

     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee, or any security registrar appointed by the indenture trustee, as will be set forth in the indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS ON THE CONTRACTS


     All Net Collections on or in respect of the contracts will be deposited in or credited to the collection account or, in limited instances, the holding account. Net collections will include all payments received by the master servicer on or in respect of the contracts due on or after the cut-off date, net of late payments in respect of which the master servicer has previously made an advance or reimbursement to the master servicer for nonrecoverable advances. Net collections will include:


          (a) prepayments, net liquidation proceeds and net insurance proceeds;

          (b) any amounts deposited in the collection account by:


           - the seller or the sellers to purchase contracts, including the Scheduled Balances of contracts repurchased in connection with an optional repurchase or an optional purchase, or


           - the master servicer to purchase contracts; and

          (c) any advances that may be made by the master servicer in respect of delinquent contracts.


     Subject to the remainder of this paragraph, distributions on the senior notes will be made on each distribution date out of net collections for the related Due Period plus certain reinvestment earnings on eligible investments and any advance made by the master servicer as described under "The Master Servicer -- Advances". The amount of those Net Collections, reinvestment earnings and advances on each distribution date will be applied as described under "Certain Information Regarding the Securities -- Distributions on the Notes". Amounts, to the extent available, will be withdrawn from the spread account to cover any shortfalls in distributions to holders of the senior notes. Except as otherwise disclosed in the related prospectus supplement, under the note policy, the insurer will be obligated to provide for distribution on the senior notes on each distribution date the amount, if any, by which the amount of net collections and funds available in the spread account is less than the sum of the interest and principal due on the senior notes for that distribution date and will be obligated to provide for the payment of scheduled payments on each class of senior notes on its respective final scheduled distribution date. Distributions to holders of subordinated notes will be made in the manner described in the related prospectus supplement.


THE ACCOUNTS AND ELIGIBLE INVESTMENTS


     General. All Net Collections received by the master servicer on or in respect of the contracts and any advances made by the master servicer will be deposited in or credited to the collection account or, in certain limited instances, the holding account. All amounts paid under the note policy will be deposited in or credited to the collection account. On each distribution date, the indenture trustee will distribute the amounts on deposit in the collection account with respect to such distribution date to the note distribution account. All payments to holders of the senior notes will be made from the note distribution account.


     The Collection Account. The master servicer will cause all collections made on or in respect of the contracts during a Due Period, other than amounts to be deposited in the holding account as described below, to be deposited in or credited to the collection account to be established by the master servicer under the sale and servicing agreement. The collections deposited will be net of late payments in respect of which the master servicer has previously made an advance and reimbursements to it for nonrecoverable advances. The collection account may, upon prior written approval of the insurer, be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS. Funds in the collection account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each distribution date will be equal to the amount, if any, by which the related payment of interest for that distribution date exceeds the aggregate amount of interest accrued on the contracts during the related Due Period. If the reinvestment contract does not qualify as an eligible investment, the indenture trustee shall invest the funds on deposit in the collection account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the collection account no later than the business day immediately preceding each distribution date.


     If an event of default under the sale and servicing agreement has occurred and is continuing, funds in the collection account eligible to be invested in eligible investments will be invested at the direction of the indenture trustee. Eligible investments will be specified in the sale and servicing agreement and will be limited to investments which meet the criteria of the rating agencies as being consistent with their then-current ratings of the senior notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.


     Note Distribution Account. The master servicer will establish and maintain an account known as the "note distribution account" with the indenture trustee in the name of the indenture trustee on behalf of the holders of the senior notes in which amounts released from the collection account for distribution to holders of the senior notes will be deposited and from which all distributions to holders of the senior notes will be made.



     The Holding Account. The master servicer will establish an account known as "holding account" into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more subsequent Due Periods. Funds in the holding account due in the next Due Period will be transferred to the collection account immediately after the next succeeding distribution date.


DISTRIBUTIONS ON THE NOTES

     Beginning on the distribution date specified in the applicable prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of senior notes entitled thereto will be made by the applicable indenture trustee to the holders of the senior notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of notes and the effect of subordination of any subordinated notes will be set forth in the applicable prospectus supplement.

     With respect to each trust, on each distribution date, collections on the contracts will be withdrawn from the collection account and will be paid to the holders of the senior notes to the extent provided in the applicable prospectus supplement. Credit enhancement, including the note policy and amounts on deposit in the spread account, will be available to cover any shortfalls in the amount available for payment to the holders of the senior notes on that date to the extent specified in the applicable prospectus supplement. As more fully described in the related prospectus supplement:

          1. payments of principal of a class of notes of a given series will be subordinate to payments of interest on that class;

          2. payments in respect of one or more classes of notes may be subordinated to payments in respect of one or more other classes of notes of the same series; and

          3. payments in respect of one or more classes of subordinated notes may be subordinated to payments on senior notes.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT


     General. The rights of the noteholders to receive distributions with respect to the contracts will be subordinated to the rights of the master servicer, to the extent that the master servicer has not been reimbursed for any outstanding advances and has not been paid all servicing fees; the trustees, to the extent the trustees and such other entities have not received all trust fees and expenses payable to them, and the insurer, to the extent of any amounts due but unreimbursed. In addition, the rights of the noteholders to receive distributions with respect to the contracts will be subject to the priorities set forth under "-- Distributions on the Notes -- Deposits to the Distribution Account; Priority of Payments," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of classes of senior notes with a higher priority of the full amount of interest and principal required to be paid to them, and to afford such noteholders limited protection against losses in respect of the contracts.



     The Spread Account. In the event of delinquencies or losses on the contracts, the foregoing protection will be effected both by the right of the holders of the senior notes to receive current distributions with respect to the contracts and by the establishment of a segregated trust account in the name of the indenture trustee, or the spread account. A spread account will be part of each trust. The indenture trustee will have a perfected security interest in the spread account and in all amounts deposited in or credited to the spread account as well as all eligible investments made with such deposits and earnings. The spread account will be created with either an initial cash deposit which amount is the spread account initial deposit, or the delivery of a letter of credit in favor of the trust acceptable to Financial Security and the rating agencies. The spread account will thereafter be funded by the deposit therein of any amounts in respect of each distribution date not required to be paid to any other party, until the amount on deposit in the spread account is at least equal to the specified spread account balance. Except as otherwise disclosed in the related prospectus supplement, amounts on deposit in a spread account will not be available to holders of subordinated notes except to the extent distributed as excess funds from a fully funded spread account.


     Amounts held from time to time in the spread account will be invested in eligible investments. Investment income on monies on deposit in the spread account will be credited to the spread account. Any loss on that investment will be charged to the spread account.


     Calculation of Specified Spread Account Balance. The specified spread account balance is the amount which must be on deposit in the spread account at any time for the spread account to be fully funded and will be calculated as described in the related prospectus supplement. As funds are deposited into the spread account, the amount available under the letter of credit will be reduced to the extent that the sum of the amount on deposit in the spread account and the amount of the letter of credit exceeds the specified spread account balance.


WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the spread account will be held for the benefit of the noteholders and the insurer. On each distribution date, funds will be withdrawn from the spread account to the extent that the amount on deposit in the note distribution account is less than the Note Distributable Amount and will be deposited in the note distribution account. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account" in the related prospectus supplement.


     If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

     - to Financial Security, to the extent of any unreimbursed amounts due to it,



     - to the party making any initial deposit, until it has received an amount equal to the spread account initial deposit, and then;



     - to the seller or the sellers, or any other holder of the certificates.



You will have no further rights to any excess cash paid to any of these entities.



     Upon any distributions to the insurer, the seller or the sellers, or to the holders of subordinated notes, the holders of the notes will have no further rights in, or claims to, such amounts. None of the noteholders, the indenture trustee, the owner trustee, the master servicer, the seller or the sellers, or the insurer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the noteholders. The obligations of the insurer under the note policy will not be diminished or otherwise affected by any amounts distributed to the insurer.


PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each distribution date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account, the holders of senior notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of senior notes to zero on the related final scheduled distribution date, first, from amounts on deposit in the spread account, and if those amounts are insufficient, then from the payment of a claim under the note policy.

STATEMENTS TO NOTEHOLDERS

     On or prior to each distribution date, you will be provided with a statement to noteholders prepared by the master servicer setting forth with respect to that distribution date or related due period, as applicable, among other things, the following information:

          (i) the amount of the noteholder's distribution allocable to principal, stated separately for each class of notes;

          (ii) the amount of the noteholder's distribution allocable to interest, stated separately for each class of notes;

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of the related due period;


          (iv) the amount of the Servicing Fee paid to the master servicer with respect to the related due period;


          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, on that distribution date and the change in such amounts from those with respect to the immediately preceding distribution date;

          (vi) the note pool factor for each class of notes as of that distribution date;

          (vii) the balance on deposit in the spread account on that distribution date, after giving effect to distributions made on that distribution date, and the change in that balance from the immediately preceding distribution date; and

          (viii) if applicable, following an optional repurchase, the amount of base price and repurchase premium payable.

     Each amount set forth pursuant to subclauses (i), (ii), (iv), (v) and
(viii) above with respect to a note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a note. Copies of the statements may be obtained by owners of notes by a request in writing addressed to the indenture trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the sale and servicing agreement, the indenture trustee will mail to each person who at any time during such calendar year shall have been a noteholder, a statement containing the sum of the amounts described in clauses (i), (ii),
(iv), (v) and (viii) above for the purposes of such holder's preparation of federal income tax returns. See "Federal and California Income Tax Consequences".

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The sale and servicing agreement will provide that a firm of independent public accountants will furnish to the indenture trustee and the owner trustee and the insurer, on or before 90 days after the end of each fiscal year of the master servicer, a statement as to compliance by the master servicer during the preceding fiscal year, or since the closing date in the case of the first such statement, with certain standards relating to the servicing of the contracts.

     The sale and servicing agreement will also provide for delivery to the indenture trustee, the owner trustee and the insurer, on or before 90 days after the end of each fiscal year of the master servicer, of a certificate signed by two officers of the master servicer stating that the master servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding fiscal year, or since the closing date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by noteholders by a request in writing addressed to the related trustee at its corporate trust office.

     The Indenture. The trust will be required to file annually with the indenture trustee and the insurer a written statement as to the fulfillment of its obligations under the indenture.

     The indenture trustee will be required to mail each year to all related noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as indenture trustee under the indenture;

     - any amounts advanced by it under the indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

     - the property and funds physically held by the indenture trustee as indenture trustee; and

     - any action taken by it that materially affects the notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each sale and servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer except upon determination that the master servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the indenture trustee or a successor master servicer has assumed the master servicer's servicing obligations and duties under the sale and servicing agreement and (ii) the rating agencies confirm that the selection of such successor master servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

     Each sale and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust or the noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The master servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor out of funds on deposit in the collection account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to noteholders.

     Any corporation into which the master servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party or any corporation succeeding to the business of the master servicer or the master servicer's obligations as the master servicer, will be the successor of the master servicer under the sale and servicing agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each sale and servicing agreement will consist of:

          (a) a claim being made under the note policy;

          (b) any failure by the master servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three business days after the master servicer receives written notice from the indenture trustee, the owner trustee or the insurer or after the master servicer discovers such failure:

        - the collection account,

        - the note distribution account or the account established to distribute monies to the certificateholders,

        - the spread account, or

        - the holding account;

          (c) any failure by the master servicer to deliver to the indenture trustee, the owner trustee or the insurer certain reports required by the sale and servicing agreement by, except as otherwise provided in the related prospectus supplement, the fourth business day prior to the related distribution date or to perform certain other covenants under the sale and servicing agreement;


          (d) any failure by the master servicer, or the seller or the sellers to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of holders of the senior notes, the insurer, the indenture trustee or the owner trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:



        - the master servicer, or the seller or the sellers, as the case may be, by the owner trustee, the indenture trustee or the insurer, or

        - to the master servicer, or the seller or the sellers, as the case may be, and to the indenture trustee or the owner trustee by:


         - holders of senior notes evidencing at least 25% of the voting interests of all senior notes, voting together as a single class, or

         - so long as a default under the note policy has not occurred or is not continuing and no insolvency of the insurer has occurred, by the insurer;


          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the seller or the sellers, or the master servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations, each of which is an Insolvency Event; and



          (f) any material breach of any of the representations and warranties of the master servicer, or the seller or the sellers, except for any breaches relating to contracts repurchased by the seller or the sellers, or the master servicer, that has a material adverse effect on the holders of senior notes and, within 30 days after written notice thereof shall have been given to the master servicer, or the seller or the sellers, by:


        - the indenture trustee or the owner trustee,

        - by holders of senior notes, voting together as a single class, evidencing at least 25% of the respective voting interests thereof, or

        - so long as no default under the note policy has occurred and is continuing and no insolvency of the insurer has occurred, by the insurer.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a servicer default remains unremedied, the indenture trustee, the insurer or holders of senior notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the master servicer under the sale and servicing agreement. After such termination, the indenture trustee will automatically succeed to all the responsibilities, duties and liabilities of the master servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the indenture trustee, the insurer, or the holders of the senior notes from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the master servicer under the sale and servicing agreement. Notwithstanding such termination, the master servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as the insurer is not in default under the note policy it may direct the actions of the indenture trustee upon an event of default.

WAIVER OF PAST DEFAULTS

     The holders of senior notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all holders of the senior notes, with the consent of the insurer, waive any default by the master servicer in the performance of its obligations under the sale and servicing agreement and its consequences. A default, however, in making any required deposits to or payments from the collection account, the holding account, the spread account or the note distribution account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each noteholder affected thereby, may only be waived by the approval of holders of all of the notes. No such waiver will impair the noteholders' rights with respect to subsequent servicer defaults.

VOTING INTERESTS

     The "voting interests" of the notes of a class or classes will be allocated among the noteholders or related owners, as the case may be, in accordance with the unpaid principal amount of the notes of each class or classes represented thereby; except that in certain circumstances notes held by the seller, WFS or any of their respective affiliates will be excluded from such determination. Except as otherwise described in this prospectus or in the related prospectus supplement, subordinated notes shall not have voting rights so long as any class of senior notes is outstanding, the note policy has not expired by its terms or any amounts are due and owing to the insurer.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The sale and servicing agreement may be amended, with the consent of the insurer but without the consent of the noteholders to:

     - cure any ambiguity,

     - correct or supplement any provision therein which may be inconsistent with any other provision therein,

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

     - add or provide for any credit enhancement for any class of notes, or

     - permit certain changes with respect to the specified spread account balance.

     The requirements that must be met to make the above listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the related trustee, materially and adversely affect the interests of any noteholder, and

          (b) that in the case of a change with respect to the specified spread account balance:

        - the trustee receives a letter from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., if it has rated the notes, which basically states that its then-current rating on each class of notes will not be qualified, reduced or withdrawn due to that amendment, and

        - the master servicer provides Moody's Investors Services, Inc., if it has rated the notes, notice of such amendment.

     The sale and servicing agreement may also be amended with the consent of the holders of senior notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the contracts, required distributions on the senior notes, or the specified spread account balance or the manner in which the spread account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of senior notes are required to consent to any such amendment, without the consent of the insurer and the holders of all of the relevant classes of senior notes and the subordinated notes, if any, to the extent that holders of such subordinated notes would be adversely affected by that amendment.

     Amendment of the Trust Agreement. The trust agreement may be amended, with the consent of the insurer but without the consent of the noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision, or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The trust agreement may also be amended with the consent of holders of senior notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the contracts or required distributions on the senior notes, or any interest rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of senior notes are required to consent to any such amendment, without the consent of the insurer and the holders of all of the relevant class of senior notes and of the subordinated notes, if any, to the extent that holders of such subordinated notes would be adversely affected by that amendment.

     Amendment of the Indenture. The trust and the indenture trustee, on behalf of the trust, may, without the consent of the noteholders but with the consent of the insurer, enter into one or more supplemental indentures for any of the following purposes:

          (i) to correct or amplify the description of the property subject to the lien of the indenture or to subject additional property to the lien of the indenture;

          (ii) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

          (iii) to add additional covenants for the benefit of the related noteholders or to surrender any rights or powers conferred upon the trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

          (v) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture, any supplemental indenture, the sale and servicing agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any noteholder;

          (vi) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (vii) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interests of any noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder unless such noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding note, including subordinated notes, if any, affected thereby, no supplemental indenture may:

     - change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

     - reduce the percentage of the voting interests of any such notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

     - modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the seller, the master servicer or any of their respective affiliates;

     - reduce the percentage of the voting interests of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the property of the trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

     - decrease the percentage of the voting interests of such notes required to amend the provisions of the indenture which specify the applicable percentage of voting interests of the notes necessary to amend such indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of such indenture on any of the collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related indenture trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with the other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

     Neither the trust agreement nor the indenture will provide for the holding of any annual or other meetings of noteholders.

NO BANKRUPTCY PROCEEDINGS

     The trust agreement will provide that the owner trustee, and the indenture will provide that the indenture trustee and each noteholder agree that they will not at any time institute, or join in any institution against, the trust, or the seller, any bankruptcy proceedings relating to the notes, the trust agreement, the indenture or certain other agreements.

TERMINATION


     The obligations of the master servicer, the seller or the sellers, the owner trustee and the indenture trustee pursuant to the trust agreement, sale and servicing agreement and indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement whether upon an optional repurchase or optional purchase or otherwise and (iii) the occurrence of the event described below.


     The indenture trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining in the trust at least 18 months after the date of termination and after the indenture trustee has attempted to locate a noteholder and such measures have failed, will be distributed to a charity designated by the master servicer.

THE TRUSTEES

     Each of the owner trustees and the indenture trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator may also remove the owner trustee or the indenture trustee, in each case if such trustee becomes insolvent or ceases to be eligible to continue as a trustee under each trust agreement or indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Each trustee and any of its affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the owner trustee or indenture trustee acting jointly, or in some instances, the owner trustee and indenture trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected trustee by each indenture, sale and servicing agreement or trust agreement will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that trustee.

     Each trust agreement will further provide that each trust will, or will cause the administrator to, pay the fees of the indenture trustee. Each trust agreement will further provide that the owner trustee will be entitled to indemnification by the master servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The indenture will further provide that the indenture trustee will be entitled to indemnification by the trust or the administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     Neither trustee will make any representations as to the validity or sufficiency of each trust agreement or indenture, the notes, other than the execution and authentication thereof by the indenture trustee, or of any contracts or related documents. Neither trustee will be accountable for the use or application by the seller or the master servicer of any funds paid to the seller or the master servicer in respect of the notes or the related contracts, or the investment of any monies by the master servicer before such monies are deposited into the collection account. The trustees will not independently verify the existence or characteristics of the contracts. If an event of default or servicer default has not occurred or is not continuing, each trustee will be required to perform only those duties specifically required of it under the indenture, trust agreement or sale and servicing agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No trustee will be charged with knowledge of a failure by the master servicer to perform its duties under the relevant agreements which failure constitutes an event of default or a servicer default unless such trustee obtains actual knowledge of such failure as specified in such agreements.

     No trustee will be under any obligation to exercise any of the rights or powers vested in it by the indenture, trust agreement or sale and servicing agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the noteholders, unless those noteholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No noteholder will have any right to institute any proceeding with respect to the indenture, trust agreement or sale and servicing agreement, unless that holder previously has given to the appropriate trustee written notice of default and (i) the default arises from the master servicer's failure to remit payments when due or (ii) the holders of notes evidencing not less than 25% of the voting interests of the related notes, voting together as a single class, have made written request upon the appropriate trustee to institute that proceeding in its own name as trustee thereunder and have offered to that trustee reasonable indemnity and that trustee for 60 days has neglected or refused to institute that proceeding.

ADMINISTRATION AGREEMENT


     WFS, in its capacity as administrator, will enter into an agreement, or the "administration agreement," with the trust, the seller and the indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the trust or the owner trustee under the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the seller and not from the proceeds of the contracts or other assets of the trust.


PREPAYMENT CONSIDERATIONS


     Because the rate of distribution of principal on the notes will depend on the rate of payment on the contracts, including prepayments, liquidations, the exercise of the optional repurchase or optional purchase and repurchases of contracts by the seller or the sellers or the master servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the trust under certain conditions following the occurrence of an event of default, the final distribution on each class of notes is likely to occur earlier than the related final scheduled distribution date. The right of the seller to repurchase all of the contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC to repurchase Contracts is described under "The Notes -- Optional Repurchase of Contracts".



     The law of California and most other states generally requires that retail installment sales contracts such as the contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including certain partial prepayments not designated as advance payments by the obligor on the related contract, can reduce the average life of the contracts. The master servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related contract if such contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the obligor on a contract and all partial prepayments as to simple interest contracts will affect the average life of the contracts because those partial prepayments will be passed through to holders of the senior notes on the distribution date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's contracts only will be held until passed through in accordance with the original schedule of payments for the related contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related contract. Any reinvestment risk resulting from the rate of prepayments of the contracts and the distribution of such prepayments to holders of the senior notes will be borne entirely by the holders of the senior notes, which will be partially offset to the extent WFSRC is a seller and it pays the premium set forth in the related prospectus supplement in connection with the exercise of an optional repurchase.



     Purchases by the seller or the sellers of contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the senior notes, the indenture trustee, the owner trustee or the insurer, and purchases by the master servicer of contracts due to certain breaches in representations and warranties made by the master servicer or due to certain breaches by the master servicer in servicing procedures, in either case that materially and adversely affect such contracts can reduce the average lives of the contracts and the notes. Any reduction in the average life of the notes will reduce the aggregate amount of interest received by the holders of the senior notes over the life of the senior notes.



                                THE NOTE POLICY


     The following summary of the terms of the note policy does not purport to be complete. You should review the summary along with the note policy, which is included as an exhibit to the registration statement of which this prospectus supplement is a part, for complete information. The following summary does, however, describe the material terms of the note policy as it relates to insured classes of notes.


     On each closing date, Financial Security will issue the note policy to the indenture trustee pursuant to the insurance, indemnity and pledge agreement, or the insurance agreement, among Financial Security, the trust, the seller or the sellers, Bankers Trust Company, as collateral agent for Financial Security, and WFS. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the indenture trustee for the benefit of each holder of the insured classes of notes the full and complete payment of (i) Scheduled Payments on insured classes of notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law, but will not guarantee payment of any premium paid in connection with the exercise by WFSRC of its optional repurchase option. Except as otherwise described in the related prospectus supplement holders of subordinated notes will not have the benefit of the note policy.

     Payment of claims on the note policy made in respect of Scheduled Payments will be made by Financial Security following receipt by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth business day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the insured classes of notes.


OTHER TERMS OF THE NOTE POLICY

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the note policy, Financial Security shall cause such payment to be made on the later of:

          (a) the date when due to be paid pursuant to the order referred to below or

          (b) the first to occur of:

             (i) the fourth business day following receipt by Financial Security from the indenture trustee of:

                (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the senior notes is required to return principal or interest paid on the notes during the term of the note policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law,

                (B) a certificate of the holder of the senior notes that the order has been entered and is not subject to any stay and

                (C) an assignment duly executed and delivered by such holder of the senior notes, in such form as is reasonably required by Financial Security and provided to such holder of the senior notes by Financial Security, irrevocably assigning to Financial Security all rights and claims of such holder of the senior notes relating to or arising under the related class of senior notes, against the debtor which made such preference payments or otherwise with respect to such preference payment, or

             (ii) the date of receipt by Financial Security from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, Financial Security shall have received written notice from the related trustee that such items were to be delivered on such date and such date was specified in such notice.

     Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly, unless a holder of the senior notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order in which case such payment shall be disbursed to the related trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to Financial Security. In connection with the foregoing, and as will be provided in the indenture and sale and servicing agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the contracts or the senior notes as preferential.

     The terms receipt and received, with respect to the note policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day and delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the note policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and Financial Security or its fiscal agent shall promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice.

     For purposes of the note policy, business day will mean any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.


     Financial Security's obligations under the note policy in respect of Scheduled Payments shall in each case be discharged to the extent funds are transferred to the indenture trustee, as provided in the note policy whether or not such funds are properly applied by the indenture trustee. Noteholders will have no rights directly under the note policy against Financial Security.


     Financial Security shall be subrogated to the rights of each holder of the senior notes to receive payments of principal and interest to the extent of any payment by Financial Security under the note policy.

     Claims under the note policy will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the note policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments. The note policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The note policy is governed by the laws of the State of New York. As a result, if a claim is made on the note policy for the benefit of the holders of the senior notes and Financial Security is insolvent and unable to pay the amount then due under that policy, the holders of the senior notes would not be permitted to file a claim against the Property/Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the holders of the senior notes would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.


                       FINANCIAL SECURITY ASSURANCE INC.


GENERAL

     Financial Security Assurance Inc., which is referred to in this prospectus as "Financial Security" or "the Insurer," is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this Prospectus as Holdings. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings is obligated to pay any debt of Financial Security of any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

     Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

CAPITALIZATION

     Information regarding the capitalization of Financial Security is presented in the accompanying prospectus supplement.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

SOURCES OF ADDITIONAL INFORMATION

     For further information concerning Financial Security, see the accompanying prospectus supplement and the consolidated financial statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference into this prospectus and the related prospectus supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.


                              THE MASTER SERVICER


     The contracts will be serviced by WFS in its capacity as master servicer. While WFS may or may not use a subservicer in servicing the contracts, WFS is referred to as the master servicer in this prospectus.


     The master servicer will be obligated pursuant to the sale and servicing agreement, subject to the limitations set forth therein, to service the contracts and to repurchase contracts under certain circumstances if certain representations and warranties made by the master servicer are incorrect or if the master servicer breaches certain of its servicing obligations under the sale and servicing agreement, in either case in a manner that materially and adversely affects the holders of the notes. The master service may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the master servicer from any liability of the master servicer under the sale and servicing agreement.


     If the master servicer uses a subservicer, the master servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the sale and servicing agreement. The master servicer may terminate a subservicing agreement and either service the related contracts directly or enter into a new subservicing agreement for those contracts with a subservicer that need not be an affiliate of the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain obligated and liable to the indenture trustee, the owner trustee and the noteholders for servicing and administering the contracts in accordance with the sale and servicing agreement as if the master servicer alone were servicing the contracts. References herein to actions required or permitted to be taken by the master servicer include the actions by a subservicer.

COLLECTION OF PAYMENTS

     The master servicer will service the contracts and will provide certain accounting and reporting services with respect to the contracts and the notes. The master servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The master servicer will be obligated to service the contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the master servicer. In its judgment, the master servicer may reduce the annual percentage rate of a delinquent contract, but not below the sum of the weighted average interest rate of the notes as of the closing date and the servicing fee percent, may reduce the principal balance and may extend the scheduled maturity of a delinquent contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such contract, so long as the master servicer makes an appropriate advance as will be required in the sale and servicing agreement, but in no event beyond the last final scheduled distribution date.

     The master servicer shall deposit in or credit to the collection account or the holding account, within two business days of receipt, all net collections received on or in respect of the contracts, except that as to contracts serviced by a subservicer, such proceeds shall be deposited within three business days of receipt by the subservicer. The master servicer will also deposit in or credit to the collection account or the holding account, within two business days of receipt, all net liquidation proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments".

ADVANCES


     The master servicer will be obligated to advance delinquent payments of monthly principal and interest payments on individual Rule of 78's contracts and to advance 30 days of interest at the sum of the weighted average interest rate and the servicing fee percent for each month of delinquency in that due period on individual simple interest contracts, each of which is an "advance," to the extent that any advance, if made, would not, in the good faith judgment of the master servicer, constitute a "nonrecoverable advance". A nonrecoverable advance will be an advance previously made or to be made by the master servicer which, in the good faith judgment of the master servicer, may not be ultimately recoverable by the master servicer from proceeds of liquidated contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related distribution date statement to the indenture trustee and the owner trustee, the master servicer will deposit in the collection account all advances, if any, in respect of the related due period. The master servicer will not be entitled to any interest on advances when it is reimbursed for advances. The amount of advances deposited in the collection account for any distribution date may be net of amounts otherwise payable to the master servicer on such distribution date.


     In making advances, the master servicer will be endeavoring to maintain a regular flow of interest and principal payments to the noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the master servicer out of recoveries on the related contracts, including late payments by the obligor, net liquidation proceeds and net insurance proceeds, or, to the extent any portion of an advance is determined to be a nonrecoverable advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each obligor on a contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid principal balance under that contract; provided, however, that the master servicer will not be obligated to enforce this requirement when the principal balance of a contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The master servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the master servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The master servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the contract to the extent permitted by applicable law; provided, however, that the master servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining until the contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Scheduled Balance of a contract will not include any amount for premiums paid by the master servicer, and payments by an obligor in respect of such financed premium will not be applied to distributions on the notes.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The master servicer will perform monitoring and reporting functions for the owner trustee, the indenture trustee and the insurer. The master servicer will prepare and deliver to the owner trustee, the indenture trustee and the insurer the following:

          (a) each statement to noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the master servicer or a seller for the purchase of contracts which the master servicer or a seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the collection account or holding account.

SERVICING COMPENSATION


     The master servicer will be entitled to compensation for the performance of its obligations under the sale and servicing agreement. The master servicer shall be entitled to receive for each contract from the monthly principal and interest paid on or in respect of that contract an amount equal to a certain percentage, or the servicing fee percent, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced. As additional compensation, the master servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the contracts. The master servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments." The master servicer or its designee will also receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that contract. The sum of the foregoing items is the Servicing Fee. The master servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy.


     The servicing fee will compensate the master servicer for:

          (a) performing the functions of a third party servicer of the contracts as an agent for the indenture trustee and the owner trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to obligors,

        - paying costs of collections, and

        - policing the collateral,

          (b) administering the contracts, including:

        - accounting for collections, and

        - furnishing quarterly and annual statements to the indenture trustee and the owner trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outsider auditor fees, data processing costs and other costs incurred in connection with administering the contracts, and

          (c) maximizing the performance of the contracts for the benefit of the seller, including:

        - focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their contracts, and

        - increasing realization upon defaulted contracts in an efficient manner so as to maximize the amount distributable to the seller from the spread account.

REALIZATION UPON DEFAULTED CONTRACTS

     The master servicer will liquidate any contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a defaulted contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the master servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the master servicer may sell the financed vehicle at a repossession or other sale.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS


GENERAL

     The contracts are "chattel paper" as defined in the Uniform Commercial Code, as in effect in California and the other states in which the contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC.


     WFS and each seller will each take or cause to be taken those actions as are required to perfect a trust's rights in the contracts sold or otherwise transferred by that seller to that trust and will represent and warrant that the trust, subject to the interest of the insurer under each insurance agreement pursuant to which a note policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each contract on the closing date. Under each sale and servicing agreement, WFS, as master servicer, or one or more subservicers, will have custody of the contracts following the sale of the contracts to a trust and will hold the contracts as bailee for the benefit of the trust. However, the contracts will not be physically marked to indicate the ownership or security interest thereof by a trust. UCC-1 financing statements will be filed with the Secretary of States of California and Nevada to perfect by filing and to give notice of a trust's ownership or security interest in the contracts. If, through inadvertence or otherwise, any of the contracts were sold to another party who purchased those contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those contracts superior to the interests of a trust if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the trust's ownership or security interest in those contracts. The master servicer will agree in the sale and servicing agreement to take all necessary actions to preserve and protect a trust's ownership or security interest in the contracts. The seller will represent and warrant that each contract is secured by a financed vehicle. Notwithstanding the failure of a trust to have obtained a valid, first priority ownership or security interest in a contract, the insurer will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to noteholders on each distribution date. See "The Note Policy".

SECURITY INTERESTS IN THE FINANCED VEHICLES


     All of the financed vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The seller will represent and warrant to the trust in the sale and servicing agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the contracts sold or transferred by that seller have been taken. If the master servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the trust may not have a first priority security interest in that financed vehicle.


     All contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.


     The seller or the sellers will transfer contracts to the trust and will assign its security interests in the financed vehicles to that trust and Financial Security. However, because of the administrative burden and expense, neither a trust nor Financial Security will amend any certificate of title to identify the trust or Financial Security as the new secured party nor will the certificates of title be delivered to the trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying a trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the trust in one or more financed vehicles could be released.


     In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the master servicer on behalf of the trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the master servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the sale and servicing agreement, the master servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent in the sale and servicing agreement that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a contract. No notice will be given to the trustees, the master servicer or noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligations under the sale and servicing agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The master servicer, on behalf of the trust, may take action itself or through one or more subservicers to enforce its security interest with respect to defaulted contracts by repossession and resale of the financed vehicles securing such defaulted contracts. In addition to the provisions of the UCC, under California law the contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a financed vehicle, the master servicer for the benefit of the trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a trust and Financial Security, is limited to amounts paid under a contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by a trustee against that obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of a trustee as an assignee to enforce noncomplying contracts. The seller will represent and warrant in the sale and servicing agreement that each of the contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     In each sale and servicing agreement the master servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the master servicer to repurchase any affected contract unless the breach is cured.


                                    THE BANK



GENERAL



     Western Financial Bank (the "Bank") is a federally chartered savings association. At December 31, 1999 and June 30, 2000, the Bank had total assets of $4.5 billion and $5.9 billion, total deposits of $2.2 billion and $2.4 billion and stockholder's equity of $351 million and $421 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.



     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.



     The principal executive office of the Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.



BUSINESS ACTIVITIES



     The Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. The Bank maintains an ownership interest in WFS which exceeds 82 percent.



                                      WFS


GENERAL


     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc., or "Westcorp Financial," a wholly owned operating subsidiary of Western Financial Bank, and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this prospectus were conducted separately by Western Financial Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, Western Financial Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. In February 2000, WFS completed a public offering of additional common stock, following which Western Financial Bank owned 82.6% of WFS. WFS is a majority owned operating subsidiary of Western Financial Bank.


     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 44 production offices nationwide.


                                      WFAL



     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of WFAL is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFAL's telephone number is (702) 227-8100



     WFAL was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of WFAL was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. WFAL has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by automobiles and light-duty trucks, which bonds or pass-through certificates are rated in the highest available category by at least one nationally recognized statistical rating agency.



     WFAL's Articles of Incorporation limit the activities of WFAL to the above purposes and to any activities incidental to and necessary for such purposes.



                                     WFSRC



     WFSRC is a wholly owned, limited-purpose service operation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFSRC's telephone number is (702) 227-8100.



     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.



     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.



                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES


FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.


     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.


TAX CHARACTERIZATION OF TRUSTS


     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to WFAL and WFSRC, the trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each trust agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


     If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such trust's taxable income would include all its income on the related contracts, which may be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES


     Treatment of the Notes as Indebtedness. The seller or the sellers will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the seller, will render an opinion that the notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the notes is correct.


     OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon, and any premium received upon an optional repurchase, will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     However, because a failure to pay interest currently on notes is not a default and does not give rise to a penalty, under the OID regulations notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


     Foreign holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a "foreign person," generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of a trust or the seller, including a holder of 10% of outstanding notes, or a "controlled foreign corporation" with respect to which a trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on Form W-8 or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, each trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


     The IRS has issued final regulations which, among other things, affect the procedures to be followed by a noteholder that is a foreign person in establishing such person's exemption for the purpose of the backup withholding rules discussed above. The final regulations generally will be effective for payments made after December 31, 2000. Prospective investors should consult their own tax advisors concerning the effect of the final regulations on their purchase, ownership and disposition of the notes.


     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, such notes might be treated as equity interests in a trust. If so treated, a trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CALIFORNIA INCOME TAX CONSEQUENCES


     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to WFAL and WFSRC, the trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of notes or with respect to any of the other trust property. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.


     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.


                              ERISA CONSIDERATIONS


OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code imposes certain restrictions on employee and other benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keough plans and on collective investment funds and separate accounts, in which those plans, accounts or arrangements are invested, each at which is referred to in this prospectus as a "plan", and on persons who are parties in interest or disqualified persons, which persons are parties in interest, with respect to such plans which could affect the decision to purchase the senior notes by or on behalf of plans. Certain employee benefit plans, such as governmental plans and church plans if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


     Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a plan's investment be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in certain transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under regulations issued by the U.S. Department of Labor, the contracts in certain circumstances may also be deemed to be assets of each plan that purchases senior notes. If this were so, persons that cause a plan to acquire notes or that sponsor or insure the related contracts or manage, control or service the contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code in the absence of a statutory, regulatory or administrative exemption.

     Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an investment which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the senior notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the senior notes, including the reasonable expectation of purchasers of the senior notes that the senior notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the senior notes could change if the trust incurs losses. However, even if the senior notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another U.S. Department of Labor class exemption.

THE NOTES

     The senior notes may be purchased by a plan subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     The senior notes may not be purchased with the assets of a plan if the seller, the master servicer, the indenture trustee, the owner trustee or any of their affiliates (i) has investment or administrative discretion with respect to such plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such plan assets and (b) will be based on the particular investment needs for such plan; or (iii) is an employer maintaining or contributing to that plan.

     If subordinated notes are offered by a related prospectus supplement, the eligibility of such notes for purchase by plans will be described in that prospectus supplement.


                              PLAN OF DISTRIBUTION


     The notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of notes. Offerings may be made through one or more of the following methods by:

     - negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - placements with institutional investors through dealers;

     - direct placements with institutional investors; and

     - competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of notes, underwriters may receive compensation from the company or from purchasers of notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from the company and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Act. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the seller or the sellers and the master servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the seller as against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.


     The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of notes.

     Purchasers of notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If subordinated notes are offered by a related prospectus supplement, the method of distribution of such offered subordinated notes will be described in that prospectus supplement.


                                 LEGAL MATTERS



     Certain legal matters with respect to the notes, including certain federal and California income tax matters, will be passed upon for WFAL and WFSRC by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the note policy will be passed upon for the insurer by the counsel identified in the prospectus supplement.



                                    EXPERTS


     Financial statements of the insurer are contained in or incorporated by reference in the related prospectus supplement.

                                    GLOSSARY



     "Aggregate Scheduled Balance" means, the sum of the Scheduled Balances of the outstanding contracts.



     "Aggregate Scheduled Balance Decline" means, with respect to any distribution date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related due period - or in the case of the first distribution date, as of the cut-off date - exceeds the Aggregate Scheduled Balance as of the end of such due period.



     A "business day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.



     "Calculation Day" means the last day of each month.



     "Charge-Off Percentage" means, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off contracts for each month in such period. The percentage of charged-off contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will consist of the Aggregate Scheduled Balance for that month of all contracts that have become Liquidated Contracts, as specified in clause (ii) or (iv) of the definition of Liquidated Contracts, during that month, less any net liquidation proceeds received during that month, and not reflected in prior periods, with respect to those contracts or from any contracts charged-off in prior periods. The denominator of that fraction will consist of the Aggregate Scheduled Balance of all outstanding contracts as of the end of the immediately preceding month.



     "Defaulted Contract" means, with respect to any due period, a contract either which is, at the end of such due period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.



     "Delinquency Percentage" means, with respect to any three calendar month period, the average of the percentages of delinquent contracts for each month in that period. The percentage of delinquent contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will consist of the sum of (i) the Aggregate Scheduled Balance of all outstanding contracts 61 days or more delinquent, after taking into account permitted extensions, plus
(ii) the Aggregate Scheduled Balance of all contracts in respect of which the related financed vehicles have been repossessed but have not been liquidated, to the extent the related contract is not otherwise reflected in clause (i) above. The denominator of that fraction will consist of the Aggregate Scheduled Balance of all outstanding contracts, in each case on the last day of that calendar month.



     "Due Period" means, with respect to any distribution date, the three-month period commencing on the first day of the third month preceding the month in which that distribution date occurs - or in the case of the first distribution date, commencing on the cut-off date - to the last day of the month immediately preceding the month in which that distribution date occurs.



     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the master servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.



     "Liquidated Contract" means, a contract that (i) has been repurchased by the seller or the master servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the master servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the trust, although collections thereon will be deposited in the collection account.


     "Net Collections" means all payments received by the master servicer on or in respect of the contracts due on or after the out-off date, including: (i) prepayments, net liquidation proceeds and net insurance proceeds, (ii) amounts paid upon purchase or repurchase of contracts, and (iii) any advances that may be made by the master servicer in respect of delinquent contracts, which amounts are in each instance net of late payments in respect of which the master servicer has previously made an advance or reimbursement to the master servicer for nonrecoverable advances.



     "Net Liquidation Proceeds" means proceeds received by the master servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the master servicer in realizing upon a defaulted contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the master servicer of expenses recoverable under such insurance policy.



     "Note Distributable Amount" means, with respect to any distribution date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that distribution date.



     "Note Interest Carryover Shortfall" means, with respect to any distribution date and a class of notes, the excess, if any, of the sum of the Note Quarterly Interest Distributable Amount for that class for the immediately preceding distribution date plus any outstanding Note Interest Carryover Shortfall for that class on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding distribution date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of notes on that preceding distribution date at the related interest rate for the related interest period.



     "Note Interest Distributable Amount" means, with respect to any distribution date and a class of notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such class of notes for that distribution date.



     "Note Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on that distribution date.



     "Note Principal Distributable Amount" means, with respect to any distribution date, the sum of the Note Quarterly Principal Distributable Amount for that distribution date and any outstanding Note Principal Carryover Shortfall for the immediately preceding distribution date; provided, however, that the Note Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of such class of notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each final scheduled distribution date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on each distribution date and allocable to principal) to reduce the outstanding principal amount of the related class of notes to zero.

     "Note Quarterly Interest Distributable Amount" means, with respect to any distribution date, the sum of all interest due on the outstanding notes for the interest period related to that distribution date. Interest will be calculated based on the outstanding principal amount of each class of notes on the immediately preceding distribution date, after giving effect to all payments of principal to holders of that class of notes on or prior to that distribution date, or, in the case of the first distribution date, on the original principal amount of that class of notes.



     "Note Quarterly Principal Distributable Amount" means, with respect to any distribution date, the Principal Distributable Amount for that distribution date.



     "Note Pool Factor" for each class of notes means a six-digit decimal which the master servicer will compute prior to each distribution date indicating the unpaid principal amount of each class of notes, after giving effect to payments to be made on that distribution date, as a fraction of the initial outstanding principal amount of that class of notes.



     "Principal Distributable Amount" means, with respect to any distribution date, the sum of (i) the Aggregate Scheduled Balance Decline for such distribution date, plus (ii) the Aggregate Scheduled Balance as of such distribution date of all contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related due period.



     "Rule of 78's contract" means, a contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a contract is determined by multiplying the total amount of interest payable over the term of the contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the contract. For example, with a contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus in referring to contracts with add-on interest regardless of which system is used to calculate interest earned.



     "Scheduled Balance" means, with respect to (i) a Rule of 78's contract, the present value of the remaining scheduled payments of monthly principal and interest due on that contract discounted on a monthly basis as described below. The Scheduled Balance of a simple interest contract will be its actual principal balance. The monthly principal and interest for a contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the contract. The Scheduled Balance of a Rule of 78's contract for the cut-off date and each due date will be set forth in a schedule to the sale and servicing agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the cut-off date equal to the outstanding principal balance of the contract as of the cut-off date. The interest rate borne by substantially all of the contracts will not be less than the weighted average of the interest rates on the closing date plus the servicing fee percent.


     "Scheduled Payments" means, with respect to any distribution date, payments which are scheduled to be made on the senior notes during the term of the note policy in accordance with the original terms of the senior notes when issued and without regard to any subsequent amendment or modification of the senior notes or of the indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount, in each case as more fully described in the related prospectus supplement. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration or
(ii) any premium payable in connection with the exercise by the Seller of its optional repurchase option. If Financial Security does not so elect, the note policy will continue to guarantee Scheduled Payments on the notes in accordance with their original terms. Scheduled payments shall not include any portion of a
Note Interest Distributable Amount due to holders of the senior notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the trust by reason of any default or any event of default in respect of the notes, or by reason of any deterioration of the creditworthiness of the trust. Scheduled Payments shall also not include, nor shall coverage be provided under the note policy in respect of, any tax, withholding or other charge with respect to any holder of the notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the notes.



     "Servicing Fee" means the dollar value of the servicing fee percent plus all late payment charges, extension fees (the master servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the contracts in addition to the amount, if any, by which the outstanding principal balance of a contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that contract.



     "Servicing Fee Percent" means compensation the master servicer shall be entitled to receive for each contract from the monthly principal and interest paid in or in respect of that contract an amount equal to a certain percentage, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced.



     "Simple Interest Contract" means a contract as to which interest is calculated each day on the basis of the actual principal balance of that contract on that day.



     "Unreimbursed Insurer Amounts" means any unreimbursed fees expenses or other amounts owing to Financial Security under the insurance agreement.

                             PROSPECTUS SUPPLEMENT


                                           , 2000



                           $

                          AUTO RECEIVABLE BACKED NOTES


                        WFS FINANCIAL 2000-D OWNER TRUST



                          WFS RECEIVABLES CORPORATION

                                     SELLER

                               WFS FINANCIAL INC

                                MASTER SERVICER


                                 [UNDERWRITERS]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

Registration Fee............................................  $  924,000
Printing and Engraving......................................      35,000*
Trustees' Fees..............................................       6,500*
Accounting Fees.............................................      15,000*
Legal Fees and Expenses.....................................      65,000*
Blue Sky Fees and Expenses..................................      15,000*
Rating Agency Fees..........................................      35,000*
Miscellaneous Fees..........................................       4,500*
                                                              ----------
  Total.....................................................  $1,100,000
                                                              ==========

---------------

* Estimated with respect to a typical offering of the Notes.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The following applies to both co-registrants WFS Financial Auto Loans, Inc. and WFS Receivables Corporation:

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion,
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     The Bylaws (the "Bylaws") of co-registrants WFAL and WFSRC ("Co-Registrants") provide for the indemnification of officers and directors of the Co-Registrants, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Co-Registrants, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that a Co-Registrant's Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. The Co-Registrants' Articles of Incorporation provide that the liability of directors of the Co-Registrants shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     a. EXHIBITS


   1.1  Form of Underwriting Agreement**
   3.1  Articles of Incorporation of WFS Financial Auto Loans, Inc.*
   3.2  Bylaws of WFS Financial Auto Loans, Inc.*
   3.3  Articles of Incorporation of WFS Receivables Corporation*
   3.4  Bylaws of WFS Receivables Corporation*
 4.1.1  Form of Trust Agreement -- one Seller transaction*
 4.1.2  Form of Trust Agreement -- two Sellers transaction*
 4.2.1  Form of Indenture -- one Seller transaction*
 4.2.2  Form of Indenture -- two Sellers transaction*
   5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*
   8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*
10.1.1  Form of Reinvestment Contract -- one Seller transaction*
10.1.2  Form of Reinvestment Contract -- two Sellers transaction*

   10.2.1  Form of Sale and Servicing Agreement -- one Seller transaction*
   10.2.2  Form of Sale and Servicing Agreement -- two Sellers transaction*
   10.3.1  Form of Insurance Agreement -- one Seller transaction*
   10.3.2  Form of Insurance Agreement -- two Sellers transaction*
   10.4.1  Form of Financial Guaranty Insurance Policy (Notes) -- one Seller transaction*
   10.4.2  Form of Financial Guaranty Insurance Policy (Notes) -- two Sellers transaction*
   10.5.1  Form of Indemnification Agreement -- one Seller transaction*
   10.5.2  Form of Indemnification Agreement -- two Sellers transaction*
   10.6.1  Form of Administration Agreement -- one Seller transaction*
   10.6.2  Form of Administration Agreement -- two Sellers transaction*
     20.1  Consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December
           31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 (Incorporated by reference from the Annual Report on Form 10-K of Financial Security Assurance Holdings Inc. for the
           year ended December 31, 1999 (file #1-12644) as filed on or about March 24, 2000)
     20.2  Condensed consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for
           the three month period ended March 31, 2000 (Incorporated by reference from the Quarterly Report on
           Form 10-Q of Financial Security Assurance Holdings Inc. for the quarter ended March 31, 2000 (file
           #1-12644) as filed on or about May 12, 2000)
     20.3  Condensed consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for
           the six month period ended June 30, 2000 (Incorporated by reference from the Quarterly Report on Form
           10-Q of Financial Security Assurance Holdings Inc. for the quarter ended June 30, 2000 (file #1-12644)
           as filed on or about August 14, 2000)
     23.1  Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)*
     23.2  Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)*
     23.3  Consent of Pricewaterhouse Coopers L.L.P.*
     24.1  Power of Attorney (included at pages II-5 and II-6)*
     25.1  Statement of Eligibility and Qualification of Indenture Trustee**


-------------------------
  * previously filed


 ** to be filed by amendment or under Form 8-K



     b. FINANCIAL STATEMENT SCHEDULES


     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrants hereby undertake as follows:

          (a) To provide to the Underwriters at the Closing Date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 Offerings,

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changes in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

SIGNATURES -- CO-REGISTRANT WFS FINANCIAL AUTO LOANS, INC.


     Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant WFS Financial Auto Loans, Inc. certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13th day of October, 2000.


                                          WFS FINANCIAL AUTO LOANS, INC.,
                                          as co-originator of
                                          WFS FINANCIAL OWNER TRUSTS


                                          By:       /s/ JOY SCHAEFER

                                            ------------------------------------

                                                        Joy Schaefer


                                                         President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----

                  /s/ JOY SCHAEFER                        President and Chief     October 13, 2000
-----------------------------------------------------     Executive Officer,
                    Joy Schaefer                               Director
                                                         (Principal Executive
                                                               Officer)

                 /s/ LEE A. WHATCOTT                   Chief Financial Officer,   October 13, 2000
-----------------------------------------------------     Director (Principal
                   Lee A. Whatcott                     Financial and Accounting
                                                               Officer)

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                   Thomas A. Wolfe

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                  Jeffrey B. Davis

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                    James R. May

              *By: /s/ LEE A. WHATCOTT
   -----------------------------------------------
                   Lee A. Whatcott
                  Attorney-in-Fact

SIGNATURES -- CO-REGISTRANT WFS RECEIVABLES CORPORATION


     Pursuant to the requirements of the Securities Act of 1933, as amended, co-registrant WFS Receivables Corporation certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 13th day of October, 2000.


                                          WFS RECEIVABLES CORPORATION,
                                          as co-originator of
                                          WFS FINANCIAL OWNER TRUSTS


                                          By:      /s/ DAVID A. GUAY

                                            ------------------------------------
                                                       David A. Guay
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----

                  /s/ DAVID A. GUAY                       President and Chief     October 13, 2000
-----------------------------------------------------     Executive Officer,
                    David A. Guay                              Director
                                                         (Principal Executive
                                                               Officer)

                 /s/ LEE A. WHATCOTT                   Chief Financial Officer,   October 13, 2000
-----------------------------------------------------     Director (Principal
                   Lee A. Whatcott                     Financial and Accounting
                                                               Officer)

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                   Ilana Tandowsky

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                   Stuart Brotman

                          *                                    Director           October 13, 2000
-----------------------------------------------------
                    Joy Schaefer

              *By: /s/ LEE A. WHATCOTT
   -----------------------------------------------
                   Lee A. Whatcott
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


 1.1    Form of Underwriting Agreement**
 3.1    Articles of Incorporation of WFS Financial Auto Loans, Inc.*
 3.2    Bylaws of WFS Financial Auto Loans, Inc.*
 3.3    Articles of Incorporation of WFS Receivables Corporation*
 3.4    Bylaws of WFS Receivables Corporation*
 4.1.1  Form of Trust Agreement -- one Seller transaction*
 4.1.2  Form of Trust Agreement -- two Sellers transaction*
 4.2.1  Form of Indenture -- one Seller transaction*
 4.2.2  Form of Indenture -- two Sellers transaction*
 5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality*
 8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters*
10.1.1  Form of Reinvestment Contract -- one Seller transaction*
10.1.2  Form of Reinvestment Contract -- two Sellers transaction*
10.2.1 Form of Sale and Servicing Agreement -- one Seller transaction*
10.2.2 Form of Sale and Servicing Agreement -- two Sellers transaction*
10.3.1  Form of Insurance Agreement -- one Seller transaction*
10.3.2  Form of Insurance Agreement -- two Sellers transaction*
10.4.1  Form of Financial Guaranty Insurance Policy (Notes) -- one
        Seller transaction*
10.4.2  Form of Financial Guaranty Insurance Policy (Notes) -- two
        Sellers transaction*
10.5.1  Form of Indemnification Agreement -- one Seller transaction*
10.5.2 Form of Indemnification Agreement -- two Sellers transaction*
10.6.1  Form of Administration Agreement -- one Seller transaction*
10.6.2  Form of Administration Agreement -- two Sellers transaction*
20.1    Consolidated financial statements of Financial Security
        Assurance Inc. and Subsidiaries as of December 31, 1999 and
        1998, and for each of the three years in the period ended
        December 31, 1999 (Incorporated by reference from the Annual
        Report on Form 10-K of Financial Security Assurance Holdings
        Inc. for the year ended December 31, 1999 (file #1-12644) as filed on or about March 24, 2000)
20.2    Condensed consolidated financial statements of Financial
        Security Assurance Inc. and Subsidiaries for the three month period ended March 31, 2000 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
        Assurance Holdings Inc. for the quarter ended March 31, 2000
        (file #1-12644) as filed on or about May 12, 2000)
20.3    Condensed consolidated financial statements of Financial
        Security Assurance Inc. and Subsidiaries for the six month period ended June 30, 2000 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
        Assurance Holdings Inc. for the quarter ended June 30, 2000
        (file #1-12644) as filed on or about August 14, 2000)
23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)*
23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)*
23.3    Consent of Pricewaterhouse Coopers L.L.P.*
24.1    Power of Attorney (included at pages II-5 and II-6)*
25.1    Statement of Eligibility and Qualification of Indenture
        Trustee**


-------------------------
  * previously filed


 ** to be filed by amendment or under Form 8-K